                               DENVER PLACE PLAZA TOWER








                                  AGREEMENT OF LEASE


                                       BETWEEN


               DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, LANDLORD


                                         AND


                        ROCKY MOUNTAIN INTERNET, INC., TENANT

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                               DENVER PLACE PLAZA TOWER

                                  AGREEMENT OF LEASE
                                       BETWEEN
               DENVER-STELLAR ASSOCIATES LIMITED PARTNERSIHIP, LANDLORD
                        ROCKY MOUNTAIN INTERNET, INC., TENANT


                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.  Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
3.  Completion of Improvements. . . . . . . . . . . . . . . . . . . . . .    1
4.  Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (a)  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (b)  Expense Adjustment . . . . . . . . . . . . . . . . . . . . . . .    4
    (c)  Adjustment For Services Not Rendered . . . . . . . . . . . . . .    4
    (d)  Tax Adjustment . . . . . . . . . . . . . . . . . . . . . . . . .    4
    (e)  Partial Year . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    (f)  Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    (g)  Place of Payment . . . . . . . . . . . . . . . . . . . . . . . .    5
    (h)  Tenant Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    (i)  Delay in Computation . . . . . . . . . . . . . . . . . . . . . .    6
5.  Use of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
6.  Condition of Premises . . . . . . . . . . . . . . . . . . . . . . . .    6
7.  Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    (a)  List of Services . . . . . . . . . . . . . . . . . . . . . . . .    7
    (b)  Billing for Electricity. . . . . . . . . . . . . . . . . . . . .    8
         (i)   Landlord's Payment for Normal Service . . . . . . . . . ..    8
         (ii)  Measured Usage. . . . . . . . . . . . . . . . . . . . . ..    8
         (iii) Estimated Usage . . . . . . . . . . . . . . . . . . . . ..    9
    (c)  Interruption of Services . . . . . . . . . . . . . . . . . . . .    9
    (d)  Landlord's Maintenance Obligations . . . . . . . . . . . . . . .    9
8.  Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
9.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
10. Insurance and Waiver of Subrogation . . . . . . . . . . . . . . . . .   11
11. Fire or Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . .   12
12. Waiver of Claims - Indemnification. . . . . . . . . . . . . . . . . .   12
13. Nonwaiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
14. Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
15. Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . .   14
16. Holdover. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
17. Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .    16
18. Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
19. Certain Rights Reserved by Landlord . . . . . . . . . . . . . . . . .   17
20. Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . .   18
21. Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
22. Expenses of Enforcement . . . . . . . . . . . . . . . . . . . . . . .   21
23. Covenant of Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . .   21
24. Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . .   21
25. Real Estate Broker. . . . . . . . . . . . . . . . . . . . . . . . . .   22
26. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    (a)  Rights Cumulative. . . . . . . . . . . . . . . . . . . . . . . .   22
    (b)  Captions and Usage . . . . . . . . . . . . . . . . . . . . . . .   22
    (c)  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .   23
    (d)  Lease Contains All Terms . . . . . . . . . . . . . . . . . . . .   23
    (e)  Submission of Lease. . . . . . . . . . . . . . . . . . . . . . .   23
    (f)  No Air Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   23

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    (g)  Modification of Lease. . . . . . . . . . . . . . . . . . . . . .   23
    (h)  Substitution of Other Premises . . . . . . . . . . . . . . . . .   23
    (i)  Transfer of Landlord's Interest. . . . . . . . . . . . . . . . .   23
    (j)  Recording; Short Form Memo . . . . . . . . . . . . . . . . . . .   23
    (k)  Covenants and Conditions . . . . . . . . . . . . . . . . . . . .   24
    (l)  Application of Payments. . . . . . . . . . . . . . . . . . . . .   24
    (m)  Security Interest in Tenant's Personal Property and Additional
          Security. . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    (n)  Governing Law; Partial Invalidity. . . . . . . . . . . . . . . .   25
    (o)  Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . .   25
27. Telephone and Telecommunications Service. . . . . . . . . . . . . . .   26
28. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
29. Time is of the Essence. . . . . . . . . . . . . . . . . . . . . . . .   28

Addendum
Exhibit A    Plan
Exhibit B    Rules and Regulations
Exhibit C    Lease Term Agreement
Exhibit D    Parking Agreement
Exhibit E    Security Agreement

                                     OFFICE LEASE

                               DENVER PLACE PLAZA TOWER
                                   DENVER, COLORADO



    AGREEMENT OF LEASE made as of the 17th day of September, 1996 (hereinafter referred to as the "Lease") between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation whose present address is 1800 Glenarm Place, Suite 510, Denver, Colorado 80202 (hereinafter referred to as "Tenant").


                                     WITNESSETH:

    Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (hereinafter referred to as the "Premises") containing approximately 19,489 square feet of rentable area and designated on the plan attached hereto as Exhibit "A" and further described as Suite 3000 in the building known as Denver Place Plaza Tower (hereinafter referred to as the "Building") located at 1099 18th Street, Denver, Colorado, 80202, subject to the covenants, terms, provisions and conditions of this Lease. The Building, the land upon which it is situated, all surrounding improvements, any garage or other related improvements and all common areas appurtenant to, associated with or servicing the Building are hereinafter called the "Real Property" or the "Property".

   In consideration thereof, Landlord and Tenant covenant and agree as follows:

    1. TERM. The term of this Lease (the "Term") shall commence on that date (the "Commencement Date") which is the later of October 15, 1996 (the "Scheduled Commencement Date") or one (1) month from the date the Premises are Ready for Occupancy (hereinafter defined) and, unless sooner terminated as provided herein, shall end, absolutely and without the need for notice from either party to the other, on February 14, 2002 (the "Termination Date") subject to extension pursuant to the provisions of Paragraph 31 below.

    2. BASE RENT. Subject to adjustment as herein provided, the Base Rent to be paid hereunder shall be $190,027.56 per annum which shall be paid in advance on or before the first day of each calendar month for months one through eight of the Term on 9,745 square feet of rentable area, in equal monthly installments of $15,835.63, and $380,035.56 per annum which shall be paid in advance on or before the first day of each calendar month for months nine through sixty-four of the Term on 19,489 square feet of rentable area, in equal monthly installments of $31,669.63, provided, however, that Tenant shall pay the first full monthly installment in the amount of $15,835.63 at the time of execution of this Lease. If the Term commences other than on the first day of a month or ends other than on the last day of a month, the Base Rent for such month shall be prorated. The Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month of the Term.

    3.   COMPLETION OF IMPROVEMENTS.  INTENTIONALLY DELETED

    4. ADDITIONAL RENT. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay as "additional rent", the amounts determined as hereinafter set forth in this Paragraph 4. The Base Rent and additional rent are sometimes herein collectively referred to as the "rent".
All amounts due under this lease as additional rent shall be payable in the same manner and at the same place as the Base Rent.

         (a)  DEFINITIONS.  As used in this Paragraph 4, the terms:

              (i) "Operating Expense Base Amount" shall mean $4.99 per rentable square foot per annum.

         (ii) "Tax Base Amount" shall mean $ 1. 11 per rentable square foot per annum.

         (iii) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

         (iv) "Tenant's Proportionate Share" shall mean 1.9% being the percentage calculated by dividing 9,745 square feet, the rentable area of the, Premises for months one through eight of the Term, and 3.8% being the percentage calculated by dividing 19,489 square feet, the rentable area of the Premises for months nine through sixty-four of the Term provided at the beginning of this Lease, by 512,995 square feet (being 95 % of the rentable area of the office space in the Building). The rentable area of the Premises has been calculated according to a method pursuant to which a portion of the common areas has been deemed included in the Premises.

         (v) "Taxes" for any Calendar Year shall mean the Building's Proportionate Tax Share of all real estate taxes and assessments, special or otherwise, levied or assessed upon that parcel of land known as Lots 1 through 32 inclusive and adjacent vacated alley, block 95, East Denver Subdivision (the "Land") and/or the building during such Calendar Year; provided, however, that if Landlord subdivides the Land so that the Building is located on its own tax lot (i.e., there are no other buildings on such tax lot), then (1) such separate tax lot shall be referred to as the "Building Tax Lot", and (2) for each year that the Building Tax Lot is taxed separately from the remainder of the Land, the term "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon the Building Tax Lot and/or the Building during such Calendar Year. For purposes of this subparagraph "Buildings Proportionate Tax Share" for any Calendar Year shall mean the fraction the numerator of which is equal to the assessed valuation for the Building only for such Calendar Year and the denominator of which is equal to the sum of the assessed valuations for all buildings and improvements on the Land (including the Building) for such Calendar Year. Should the State of Colorado, or any political subdivision thereof, or any other governmental authority, impose a tax, assessment, charge or fee, which Landlord shall be required to pay, wholly or partially in substitution of any of the above Taxes, all such taxes, assessments fees or charges shall be deemed to constitute Taxes hereunder but shall be computed as if the Real Property and any other shared use real property referred to in this subparagraph was the only real property of Landlord. "Taxes" Shall also include all fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on, any increase in any Taxes (regardless of whether any reduction or limitation is obtained). In the event that the Real Property shall be for any taxes or assessments assessed under the same assessment as other real property, the amount of such taxes or assessment to be included within Taxes shall be such portion thereof as Landlord fairly and equitably shall deem attributable thereto. Notwithstanding anything in this paragraph to the contrary, Taxes shall specifically exclude inheritance taxes, gift taxes, transfer taxes, franchise taxes, excise taxes, income taxes, and profit taxes.

         (vi) "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature paid or incurred by or on behalf of Landlord in connection with the ownership, management, operation, maintenance and repair of the Property (and, as reasonably allocated by Landlord, those paid or incurred in connection with the ownership, operation, maintenance, management and repair of any garage or other improvements the use of which is shared by the Building and one or more other buildings) except the following:

              [A] Costs of alterations of any tenant's premises;

              [B] Principal or interest payments on loans secured by mortgages or trust deeds on the Real Property;

              [C] Costs of capital improvements, except that Operating Expenses shall include the costs as amortized over such number of years as Landlord may reasonably determine, with interest at the rate of 12% per annum on the unamortized amount, of any capital improvements which, (1) in Landlord's reasonable opinion, will have the effect of reducing any component cost included within Operating Expenses, (2) are made or installed to assure compliance with all governmental rules and regulations applicable from time to time, or (3) under generally applied real estate accounting practices may be expensed or treated as deferred expenses (and the amortization and interest so determined for each Calendar Year shall be included in Operating Expenses for that Calendar
Year);

              [D] Leasing commissions for space in the Building.

              [E] Any expense for which Landlord is compensated through proceeds of insurance;

              [F] Fines and penalties which are not attributable to Tenant;

              [G] All legal fees, space planner fees, and advertising expenses incurred with regard to leasing the Building;

              [H] All promotional expenses except the reasonable costs incurred
(x) for distributing a newsletter to tenants and occupants of the Complex (as hereinafter defined), (y) for one (1) holiday party per calendar year that is held for all of the tenants and occupants of the Complex and (z) for one (1) health fair per calendar year that is held for all tenants and occupants of the Complex;

              [I] Expenses for correcting structural defects except that conditions resulting from ordinary wear and tear shall not be deemed defects for purposes of this subparagraph;

              [J] Costs or expenses of or any special services or equipment rendered or incurred for a tenant if the same are not generally rendered to other tenants of the Building;

              [K] The costs of repairs or replacements caused by the exercise of the right of eminent domain,

              [L] Costs for which Landlord receives reimbursement from others;

              [M] Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building, which is provided to another tenant of the Building;

              [N] Any expense, other than property management fees, representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship (provided, however, that Tenant acknowledges that Operating Expenses for any calendar year may include a management fee equal to five percent (5%) of the gross revenue collected during such calendar year for the Building and the parking garage located upon the Real Property ("Parking Garage"), even though such fee may exceed the management fee which would be incurred on a fair market basis if Landlord and the managing agent were not affiliated); and

              [O] Property management fees in excess of the greater of (y) five percent (5 %) of the gross revenue collected during any calendar year for the Building and the Parking Garage and (z) the then prevailing fair market management fees payable in the central business district of Denver, Colorado for first class office buildings similar to the Building ("Comparable Buildings") under management contracts similar to the then current management contract for the Building.

    (b)  EXPENSE ADJUSTMENT.

         (i) Tenant shall pay as additional rent for each Calendar Year, that amount ("Expense Adjustment Amount") which is Tenant's Proportionate Share of the amount by which the Operating Expenses incurred with respect to such Calendar Year exceed the Operating Expense Base Amount; provided, however, that in determining the amount of Operating Expenses for each Calendar Year, if less than 95 % of the rentable office area of the Building shall have been occupied at any time during such Calendar Year, Operating Expenses shall be deemed for such Calendar Year to be in the amount reasonably determined by Landlord to be equal to that amount of like expenses which normally would be expected to be incurred had such Occupancy been 95% throughout such Calendar Year.

         (ii) The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in advance on the first day of each calendar month during the course of such year, in amounts estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with generally accepted accounting principles. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year, and Landlord shall deliver to Tenant a statement of such amount; thereupon Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option, such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder.

    (c) ADJUSTMENT FOR SERVICES NOT RENDERED. If Landlord shall not be furnishing any particular work or service (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant who undertakes to itself perform or obtain such work or service in lieu of the furnishing thereof by Landlord, Operating Expenses shall be deemed for purposes of this Paragraph 4 to be increased by an amount equal to the additional Operating Expenses, as reasonably deterimined by Landlord, which would have been incurred during such period if Landlord had at its own expense furnished such work or service to such tenant.

    (d) TAX ADJUSTMENT. Tenant shall pay as additional rent for each Calendar Year that amount (the "Tax Adjustment Amount") which is Tenant's Proportionate Share of the amount by which the Taxes incurred with respect to such Calendar Year exceed the Tax Base Amount. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant.
Following the close of each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed based on Taxes for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law; if the authority to whom such assessment is to be paid shall not permit such assessment to be paid in installments, the amount of such assessment shall be treated as being amortized over such number of calendar years, beginning with the Calendar Year in which the assessment is payable, as Landlord shall reasonably determine, with interest at the rate of 15% per annum on the unamortized amount, and such amortization and interest for each Calendar Year shall be included in Taxes for that Calendar Year.

         (e) PARTIAL YEAR. If only part of any Calendar Year shall fall within the Term, the amounts computed as additional rent, with respect to such Calendar Year under the foregoing provisions of this Paragraph 4 shall be prorated in proportion to the portion of such Calendar Year falling within the Term, but the expiration or termination of this Lease prior to the end of such Calendar Year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term.

         (f) DISPUTES. Any statement furnished to Tenant by Landlord under the provisions of this Paragraph 4 shall constitute a final determination as between Landlord and Tenant as to the rent set forth therein due from Tenant for the period represented thereby, unless Tenant, within 60 days after such statement is furnished, shall give a notice to Landlord that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending resolution of such dispute, Tenant shall pay all disputed amounts in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request, during normal business hours to make available for Tenant's inspection, at Landlord's offices, Landlord's books and records which are relevant to any items in dispute, provided Tenant has paid all amounts billed to Tenant on account of the Expense Adjustment Amount and the Tax Adjustment Amount and all installments thereof and all other rents and sums then and previously due under this Lease. If any inspection or audit of such records shows that as to which operating period, Landlord has overstated the amount of Operating Expenses or Taxes payable by Tenant by an amount equal to 3% or more of the correct amounts payable by Tenant, Landlord shall immediately credit to Tenant the amount of such overpayment with interest thereon at 10% per annum from the date of such over payment(s). If Tenant's audit of the books and records shows that Landlord overstated the sum owed by Tenant by an amount equal to 3% or more of the actual Operating Expenses and Taxes payable by Tenant, then Landlord shall reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in conducting the audit.

         (g) PLACE OF PAYMENT. Tenant shall, without any demand therefore and without set-off, pay to DENVER-STELLAR ASSOCIATES LTD. PARTNERSHIP, A/R DEPARTMENT, DENVER, COLORADO 80256-0170, or to such other person and/or at such other place as Landlord may from time to time direct by notice given to Tenant, the Base Rent as well as all other sums which may become due by Tenant under this Lease. All such other sums shall be payable as additional rent.

         (h)  TENANT TAXES.

              (i) Any provision hereof to the contrary notwithstanding, Tenant shall, upon demand from time to there, as additional rent, pay to Agent or, as Landlord may direct, to Landlord or to the tax collecting authority, the full amount of all taxes, levies, charges and assessments legally required or authorized to be collected by Landlord from Tenant or any subtenant or occupant of the Premises and all taxes, levies, charges and assessments required to be paid by Landlord (or imposed upon the Property) if not paid by or collected from Tenant or a subtenant or occupant of the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss cost, liability and expenses (including counsel fees and costs of litigation) which Landlord may suffer, incur or be exposed to as a result of any assertion against Landlord of liability for any of the taxes referred to in this subparagraph (h), and from and against any penalties or interest relating thereto, which Tenant fails to pay pursuant hereto.

              (ii) Tenant shall timley pay when due all taxes, levies, charges and assessments which are required to be paid by Tenant with respect to Tenant's use or occupancy of the Premises or which are or could become a lien upon the personal property, trade fixtures, furniture or facilities of Tenant on the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss, cost, liability and expense (including, without limitation, counsel fees and costs of litigation) which Landlord may suffer or incur, or to which Landlord may be exposed, as a result of Tenant's failure to pay any of the foregoing.

              (iii) Within 15 days after each date upon which such taxes are due, Tenant shall deliver to Landlord official receipts for the payment of all taxes due with respect to the personal property, trade fixtures, furniture or facilities of Tenant on the Premises. In addition, within 15 days after written notice from Landlord to do so, Tenant shall deliver to Landlord official receipts for the payment of all other taxes, levies, charges and assessments within the scope of subparagraph
(ii) above that were due and payable in the calendar year in which such notice is given and in the preceding calendar year. If Tenant shall fail to present any of the receipts referred to in this subparagraph within the times set forth herein, Landlord shall have the right to pay the amounts of the taxes which Landlord reasonably determines would have been covered thereby, together with the full interest and penalties chargeable thereon in accordance with law, and Landlord shall, upon demand, be entitled to reimbursement for all of such payments together with interest at the "Lease Interest Rate" (defined in Paragraph 21 hereof).

              (iv) Tenant shall cause all of the personal property, trade fixtures, furniture and facilities of Tenant on the Premises, and all alterations, additions and improvements made by Tenant to the Premises which for purposes of personal property taxes are treated as personal property (such as built-in cabinets, counters and partitions) to be assessed separately from Landlord's property, and, if they are not so separately assessed, Landlord shall be entitled to reimbursement, within 10 delays after demand made from time to time, for any tax payable by Landlord which is attributable to any of such items taxable as personal property.

         (i) DELAY IN COMPUTATION. Delay in computation of the Expense Adjustment Amount or Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect any of such amounts.

    5. USE OF PREMISES. Tenant shall use and occupy the Premises solely as a general business office and for no other purpose.

    6. CONDITION OF PREMISES. The Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or any such portion was in good order and satisfactory condition when the Tenant took possession. At the expiration or other termination of this Lease or of Tenant's right of possession, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted; and for that purpose, Tenant shall make all necessary repairs and replacements; Tenant shall give Landlord prompt notice of any damage to or accident upon the Premises and of any breakage or defects in the window glass, wiring or plumbing, heating, ventilating or cooling or electrical apparatus or systems on or serving the Premises. Tenant shall at the expiration or termination of this Lease or of Tenant's right of possession, also have had removed from the Premises all furniture, trade fixtures, office equipment and all other items of Tenant's property (including, without limitation, the items Tenant is required to remove pursuant to Paragraph 8(b) hereof) so that Landlord may again have and repossess the Premises. All such items not removed from the Premises at such expiration or termination, shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other party with an interest in such property and without any obligation to account therefore. Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property, and if Landlord shall choose to store any such items, Landlord shall have no liability for the safekeeping thereof and such items may not be retrieved by Tenant or any other person except upon payment of such charges as may be imposed for the removal and storage. Tenant shall comply with all laws, rules, orders, ordinances and regulations at any time issued or in force by any lawful authority, applicable to Tenant or any other occupant of the Premises, or to the Premises, or to the, use or occupancy of the Premises beyond general office use. Tenant shall, upon demand, pay to Landlord the amount of any damages suffered or incurred by Landlord as a result of any injury to any part of the Property other than the Premises, done by Tenant or any subtenant or any agent, employee, contractor or invitee of Tenant or any subtenant, including, without limitation, damage done by the bringing or removal of furniture and other property. Tenant shall forthwith repair all damage done to the Premises by installation or removal of furniture and property by Tenant or any subtenant or by any agent, employee, contractor or invitee of Tenant or of any subtenant or, if Landlord shall so request, pay to Landlord the cost of such repair. Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or any insurance risk on or in connection with the Building or any other portion of the Property shall (in the opinion of the insurer or any insurance organization) be rendered more hazardous or require payment of a greater premium; without limitation of any other rights and remedies of Landlord, Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this provision.
Tenant shall leave the Premises in a reasonably tidy condition on all days upon which janitorial services are to be provided by Landlord. Landlord shall, at Landlord's expense, replace any glass broken in the Premises windows in the exterior walls of the Building, unless such glass is broken by Tenant, its servants, employees, agents, invitees, licensees or contractors, in which case Tenant shall, upon demand, pay the cost of replacement by Landlord. Tenant shall replace and pay for any other glass broken in or about the Premises.

    7.   SERVICES.

         (a) LIST OF SERVICES. Landlord shall provide the following services on all days during the Term, except Sundays and holidays, unless otherwise stated:


              (i) Heating, ventilation and air conditioning, as deemed appropriate by Landlord, from Monday through Friday within the period from 6:00 a.m. to 6:00 p.m. and on Saturday within the period from 8:00 a.m. to 1:00 p.m., holidays excepted. Tenant, within ten days after its receipt of each bill therefore, will pay for all heating, ventilating and air conditioning requested and furnished at other times, at rates to be established from time to time by Landlord. Landlord shall not be responsible for the failure of the HVAC system to provide normal comfort if such failure results from occupancy of the Premises by more than an average of one person for each 200 square feet of floor area or if Tenant uses heat-producing equipment or equipment the electrical load of which, when combined with the load of all lighting fixtures, exceeds 2.5 watts per square foot of floor area in any one room or area. Unless otherwise consented to by Landlord, window coverings shall be uniform in the Building and shall be closed when exterior office windows are exposed to the sun without regard to Tenant's specific use of the space or to tile installation of any computers or data processing equipment. In addition, if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria or if such window covering requirement shall not be observed or if heat-producing or controlled climate equipment is used, Tenant shall pay to Landlord, promptly upon billing, Landlord's additional costs of supplying air conditioning resulting from such causes, at such rates as Landlord shall establish therefore. If due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to the arrangement of partitioning, or the use of heat-producing or controlled climate equipment, or the distribution system within the Premises, impairment of normal operation of the HVAC system in the Premises results, necessitating changes in HVAC distribution system within the Premises, such changes may be made by Landlord upon request by Tenant at Tenant's sole cost and expense, provided that they can be accommodated by Landlord's systems. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. After Landlord has balanced the air-conditioning system for Tenant, if Tenant installs partitions, equipment, or fixtures requiring rebalancing of the system, Landlord, at Tenant's request and at Tenant's expense (which shall be charged as additional rent payable upon demand) shall endeavor to do such rebalancing.

              (ii) Subject to subparagraph 7(b) hereof, electrical energy for standard building lighting fixtures provided by Landlord and for the operation of desk-top office equipment, provided that (A) the connected electrical load of such equipment does not exceed an average of 1.5 watts per square foot of the Premises and (B) the electricity so furnished for equipment uses will be at a nominal 120 volts and no electrical circuit for the supply of such use need have a current capacity exceeding 20 amperes. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence, and if, in Landlord's sole judgment, Landlord's facilities are inadequate for such additional requirements and if electrical energy for such additional requirements is available to Landlord, Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install, or, at Landlord's sole discretion, permit Tenant to furnish and install, such additional wires, risers, conduits, feeders and switchboards as reasonably may be required to supply such additional requirements of Tenant provided (1) that the same shall be permitted by applicable laws and insurance regulations, (2) that, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, (3) that, in Landlord's sole judgment, the same will not in any way diminish or adversely affect the electricity which Landlord deems should remain available for other tenants, and (4) that Tenant, at Tenant's expense, shall, concurrently with the making of such written request, execute and deliver to Landlord, Tenant's written undertaking, in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any additional wires, risers, conduits, feeders and/or switchboards.

              (iii) Ordinary water from the regular Building outlets for drinking, lavatory and toilet purposes.

              (iv) Janitorial services Monday through Friday in and about the Premises (except holidays). If any material use made of the Premises after 6:00 p.m. shall by reason of work force scheduling or security, overtime, union rules or otherwise cause any increase in Landlord's cost for providing janitorial services, Tenant shall, as additional rent, pay all bills for reimbursement of Landlord for such increase, within ten days after Tenant's receipt of such bill. All janitorial services shall be performed solely at Landlord's direction without interference from Tenant.

              (v)  Automatic passenger elevator service at all times.

              (vi) Freight elevator services subject to reasonable scheduling by Landlord.

         (b)  BILLING FOR ELECTRICITY.

              (i) LANDLORD'S PAYMENT FOR NORMAL SERVICE. Landlord shall provide and pay for electric service as described in the first sentence of subparagraph 7(a)(ii) during the period from 6:00 a.m. to 6:00 p.m. from Monday through Friday, and during the period from 8:00 a.m. to 1:00 p.m. on Saturday, holidays excepted. In the event that Landlord, in Landlord's sole discretion, determines that Tenant's use of electricity exceeds the service to be provided tinder the first sentence of subparagraph 7(a)(ii) above or goes materially beyond the hours specified in this subparagraph 7(b)(i), Tenant shall pay, as additional rent, such amounts for such excess and/or other hours use as shall be required under subparagraph 7(b)(ii) and (iii) below.

              (ii) MEASURED USAGE. In the event that Tenant's use of the Premises includes the use of computers or other electrical equipment or fixtures causing, in Landlord's sole determination, Tenant's use of electric service to exceed the service to be provided under the first sentence of subparagraph 7(a)(ii) above, or if there shall be at the Premises any other hours (i.e. outside the hours specified in subparagraph 7(b)(i)) use of electricity which Landlord believes may be material, Landlord shall install in the Premises or elsewhere, if Landlord shall so elect, or, if Tenant shall so request and if feasible in Landlord's reasonable judgment, one or more meters or other devices to measure the electricity used by such computers or other equipment or fixtures and/or such other hours use; and Tenant shall pay Landlord for such electricity within ten days after submission of each bill by Landlord therefore, at such rates as shall be from time to time determined by Landlord, provided that the rates charged by Landlord shall not exceed Landlord's cost (including, without limitation, taxes, fuel adjustment charges, and other like charges regularly passed on to customers by public utility companies and transformer costs) of supplying such electricity as determined by Landlord using reasonable accounting methods; and the cost of obtaining and installing such meters or other devices shall be paid by Tenant to Landlord within ten days after submission of each bill by Landlord to Tenant therefore.

              (iii) ESTIMATED USAGE. For any other hours use of electricity determined by Landlord to be material, and for any use of electricity which is determined by Landlord to be in excess of the service to be provided under the first sentence of subparagraph 7(a)(ii) above, and which is not actually measured, Tenant shall pay to Landlord, in monthly installments at the times prescribed for the monthly installments of the Base Rent, amounts, as reasonably estimated by Landlord from time to time, which Tenant would be required to pay for such excess and/or other hours electrical service if the same were actually measured as provided in subparagraph (b)(ii) above.

         (c) INTERRUPTION OF SERVICES. Tenant agrees that Landlord shall not be liable for damages (by abatement of rent or otherwise, except for abatement of rent specifically provided for under this Paragraph 7(c)) for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure fuel, by governmental laws, regulations or orders, by Landlord's compliance, in whole or in part with any government promulgated program (whether voluntary or mandatory), for conservation of energy by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying rent or performing any of its obligations under this Lease. Landlord's obligation to furnish services shall also be further conditioned upon the availability of adequate energy sources from the public utility companies then servicing the downtown Denver area. Notwithstanding the foregoing provisions of this Paragraph 7(c), Base Rent shall be abated in the event of the disruption of services in accordance with the following provisions: (i) in the case of interruption of electrical power to the Premises resulting in a shutdown of Tenant's computers, antennas, telephones, or other office equipment, if such interruption continues for seven consecutive days and as a result Tenant is not using the Premises (or the affected portion), then the Base Rent for the Premises (or, if only a portion of the Premises is affected, prorated for such portion) shall be abated commencing on the first day following the seventh continuous day of such disruption until the service in question has been restored; (ii) in the case of the substantial failure of the water supply to the restrooms or substantial failure of the HVAC system to the Premises or of any portion of the life safety system, and if such interruption continues for seven consecutive days without Landlord having provided reasonable substitute temporary services, and as a result Tenant is not using the Premises (or portion affected) then Base Rent for the Premises (or, if only a portion of the Premises is affected, for such portion) shall be abated commencing on the first day following the seventh consecutive day of such disruption until the service in question has been restored. In any event, Landlord shall use reasonable efforts to restore any discontinued or interrupted services and provide temporary services as soon as reasonably practicable.

         (d) LANDLORD'S MAINTENANCE OBLIGATIONS. Subject to the provisions of Paragraph 11 below, Landlord shall maintain and repair the Building in a reasonable manner including, but not limited to, the foundations, interior and exterior structural components, roof, exterior windows and common areas of the Building. In addition, the Landlord shall operate, maintain and repair the utility systems, facilities and equipment necessary for proper operation of the Building and for provisions of the services to be provided by Landlord under this Paragraph 7.


    8.   ALTERATIONS.

         (a) Except as provided in Paragraph 8(c), Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), make any alterations, improvements or additions to the Premises. If Landlord consents to any alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems reasonably appropriate, including, without limitation, Landlord's approval of plans and specifications for the work (but Tenant shall not be entitled to rely upon such approval as evidencing that the plans and specifications are proper in any respect), use of Landlord's approved contractors to perform the work, insurance against liabilities which may arise out of such work, permits necessary for such work and as-built drawings upon completion of such work and the furnishing to Landlord of such security as is determined by Landlord to be appropriate for the proper completion of such work and its completion free of mechanics', materialmen's and similar liens or claims thereof. All work done by Tenant or its contractors shall be done in a first-class workmanlike manner, using only good grades of materials and without disturbing other tenants and shall comply with all insurance requirements and all applicable laws or ordinances and rules and regulations of governmental departments or agencies. Before proceeding with any such work, Tenant shall reimburse Landlord for Landlord's actual out-of-pocket costs of Landlord's architects' review of Tenant's plans and specifications plus a reasonable administrative fee. Any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are compatible with those of the workmen who may be employed in the Building by Landlord, its contractors or subcontractors, and Landlord shall have the right, at its option, to directly supervise the work, which supervision shall be for the protection of Landlord's interest only.

         (b) All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord's option, any or all of the foregoing shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation and/or removal thereof. Tenant shall not permit or suffer any signs advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Premises, or in the Building, except on the entrance doors of the Premises, and then only of such size, color and style as Landlord may approve which will not be unreasonably withheld or delayed. Landlord shall have the right to remove unauthorized signs at Tenant's expense.

         (c) Landlord and Tenant agree that decorations, substitutions, alterations and improvements shall not require the prior written consent of Landlord if the same (i) are not structural in nature and if they do not affect the structural integrity or external appearance of the Building or common areas; (ii) do not adversely affect the basic Building systems; (iii) do not affect electrical, life safety, HVAC, mechanical or plumbing systems or fixtures; (iv) are not visible from any elevator lobby or public area; (v) do not include any restrooms; and, (vi) do not exceed a total cost and expense of $5,000. Notwithstanding the foregoing, Tenant agrees to deliver written notice to Landlord advising of any decoration, substitution and non-structural changes which do not require Landlord's consent at least three (3) business days prior to commencement of any work upon the Premises.

    9.   LIENS.

         (a) Tenant shall not permit there to be filed against the Property or Landlord's interest therein or any part of either, and shall within ten days after Tenant has notice of the claim or lien, remove or have removed, any mechanics', or materialmen's or other lien, or claim thereof, filed by reason of work, labor, services or materials provided for or at the request of Tenant (other than work, labor, services or materials provided by the Landlord) or any subtenant or occupant or for any contractor or subcontractor employed by Tenant or any subtenant or occupant, and shall exonerate, protect, defend and hold free and harmless Landlord against and from any and all such claims or liens.
Without limitation of the foregoing, if any such claim or lien be filed, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due in the claim or lien or by procuring the discharge of such lien or claim by deposit or by bonding proceedings. Any amount so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorney's fees, in connection therewith, together with interest thereon at the Lease Interest Rate (hereinafter defined) from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

         (b) At least ten days before the commencement of any work ordered by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and of the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as C.R.S. 1973
38-22-105(2). During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by C.R.S. 1973 38-22-105(2) or to take any action that Landlord may deem advisable to protect Landlord's interest in the Premises.

    10.  INSURANCE AND WAIVER OF SUBROGATION.

         (a) Tenant, at its sole cost, shall maintain with responsible insurance companies acceptable to Landlord and qualified to do business in Colorado, general comprehensive public liability insurance against claims for personal injury (including death) and property damage, arising from occurrences in, on and about the Premises, with coverage on an occurrence basis in all cases of not less than $1,000,000 per occurrence and $2,000,000 aggregate. Landlord shall be designated an additional insured in the policies for such insurance, which shall contain endorsements providing that the naming of more than one insured shall not operate to limit or void the coverage of any named insured relating to claims by another named insured.

         (b) Tenant, at its sole cost, shall maintain with responsible insurance companies acceptable to Landlord and qualified to do business in Colorado, "All Risk" or equivalent insurance upon all personal property upon the Premises and all equipment, fixtures, additions, alterations and improvements and betterments installed by or for Tenant upon the Premises, including, without limitation, but not including anything in the nature of a leasehold improvement, in an amount which is at least 80% of the full replacement cost thereof, which insurance shall name Landlord as an additional insured and Landlord's mortgagees as mortgagees under a standard mortgagee clause. In the event of damage or destruction to any leasehold improvements, Tenant shall use the proceeds of such insurance to repair or restore such leasehold improvements provided that Landlord is repairing and/or restoring the Building pursuant to the provisions of Paragraph 11 hereof. If this Lease shall be terminated pursuant to Paragraph 11(a) on account of damage by fire or other casualty to the Building or the Premises, Landlord shall be entitled to all of the insurance proceeds payable under the aforesaid insurance relating to the leasehold improvements and the Premises, exclusive of Tenant's trade fixtures and improvements and alterations paid for by Tenant.

         (c) Tenant shall, prior to the commencement of the Term, and at least 30 days prior to the expiration date of each policy, furnish to Landlord certificates evidencing the coverage required hereinabove in this Paragraph and the renewal thereof, which certificates shall state that such insurance coverage may not be materially changed or cancelled without at least ten days prior written notice to Landlord and Landlord's mortgagee.

         (d) Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby release the other, its officers, directors, partners, agents and employees (and Tenant hereby also releases Agent, its partners, officers, directors, agents and employees), to the extent of (i) any loss customarily insured against (in the case of Landlord by other prudent owners and operators of Comparable Buildings and in the case of Tenant by other prudent tenants occupying in excess of 10,000 square feet of rentable area of office space in Comparable Buildings) by "all risk" or "multi-peril" form insurance coverage, whether carried or not, including at a minimum fire and extended coverage insurance insuring against loss by fire, wind storm, riot, malicious mischief, vandalism, smoke and water damage (including damage caused by accidental discharge or leakage for sprinkler, plumbing, heating or air conditioning systems) and (ii) all loss, cost, damage or expense arising out of or due to any interruption of business, whether carried or not; such release shall include, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligence of the other party, its partners, officers, directors, agents or employees, the releasing party's coverage under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligence of the other party, its partners, officers, directors, agents or employees; provided, however, that this release shall be effective only with respect to occurrences occurring during such time as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder.

    11.   FIRE OR CASUALTY.

         (a) If the Premises or the Building (including machinery or equipment used in the operation of the Building) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. If any such damage renders all or a substantial portion of the Premises or Building untenantable, Landlord shall have the right to terminate this Lease (with appropriate prorations of rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the Tenant at any time within 90 days after the date of such damage; and if such notice is given Landlord shall have no obligation to repair or restore. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premise as are, from time to time, untenantable as a result of such damage; provided, however, Landlord agrees to proceed to complete repairs with due diligence, subject to delays caused by matters beyond Landlord's reasonable control, if this Lease is not terminated. Base Rent, however, shall abate on those portions of the Premises which as are, from time to time, untenantable for the purpose for which they were leased as a result of such damage.

         (b) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 11 to repair or restore any portion of any alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term.

         (c) Within 90 days after any casualty to the Premises or the Building, Landlord shall give written notice to Tenant of the determination by Landlord's architect of the reasonably estimated period for completion of repairs. If it is estimated such repairs will take longer than 180 days and such damage has been to the Premises or to a portion of the Building which materially interferes with Tenant's access to or use of the Premises, Tenant shall have a right to terminate this Lease by written notice delivered to Landlord within 15 days following receipt of Landlord's notice. Unless this Lease is terminated by Landlord or Tenant in accordance with the terms of this Paragraph 11, Landlord shall proceed with due diligence to complete repair of the Premises and the Building subject to delays caused by matters beyond Landlord's reasonable control.

    12. WAIVER OF CLAIMS - INDEMNIFICATION. To the extent not prohibited by law, Landlord, Amerimar Realty Management Co.-Colorado (herein "Agent") and their respective officers, directors, partners, agents, servants and employees shall not be liable for, and it and they are hereby released by Tenant from all liability for, any damage either to person or property or resulting from the loss of use thereof or any other loss, or any death, sustained by Tenant or by other persons claiming through Tenant due to the Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in, on or about the Property, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person (whether Landlord, Agent or other) whose act or neglect was responsible for the damage and whether or not such act or neglect occurred before, at or after the execution of this Lease, and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property of Tenant upon the Premises, or upon loading docks, receiving and holding areas, or elsewhere in, on or about the Property, shall be at the risk of Tenant only, and that neither Landlord nor Agent, nor their partners, directors or officers, shall be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and Agent, and their respective partners, officers, directors and employees, from and against all liability to third parties arising out of the acts or omissions of Tenant or any subtenant or the servants, agents, employees, contractors, suppliers, workmen and invitees of Tenant or any subtenant.

         Subject to the release provided under Paragraph 10(d) above, Tenant agrees to indemnify and save harmless, and upon request, defend, Landlord, Agent, and their respective partners, directors, officers and employees (herein called "indemnitees") against and from any and all claims by or on behalf of any person, arising out of or related to:

         (a) Tenant's use or occupancy of the Premises or the conduct of its business, or any activity, work, or thing, permitted or suffered by Tenant, in, on or about the Premises or the Property;

         (b)  any occurrence in, on or about the Premises;

         (c) any breach or default on Tenant's part in the performance or observance of, or compliance with, any term, covenant or condition on Tenant's part to be performed pursuant to the terms of this Lease; or

         (d) subject, depending on the laws of the State of Colorado, either to the doctrine of comparative negligence or to the doctrine of contributory negligence, any act or negligence of Tenant or any subtenant, or any of their respective agents, contractors, servants, employees, invitees or licensees, and from and against all costs, counsel fees, expenses, penalties, fines and liabilities which Landlord or any other indemnitee may suffer or incur in connection with any such claim and any action or proceeding brought with respect thereto. In the event that any action or proceeding shall be brought by reason of any such claim, against any party to be indemnified hereunder, Tenant covenants that Tenant, upon notice from such party and at Tenant's expense, shall resist and defend such action or proceeding by counsel reasonably satisfactory to such party.

         Subject to the release provided under Paragraph 10(d) above, Landlord agrees to indemnify and save harmless, and upon request, defend, Tenant against and from any and all claims by or on behalf of third parties occurring in or about the Building (excluding the Premises) arising out of or related to any willfully wrong or negligent act of Landlord, subject, depending on the law of the State of Colorado, either to the doctrine of comparative negligence or to the doctrine of contributory negligence, and from and against all costs, counsel fees, expenses, penalties, fines and liabilities which Tenant may suffer or incur in connection with any such claim and any action or proceeding brought with respect thereto. In the event that any action or proceeding shall be brought by reason of such claim, against Tenant, Landlord covenants that Landlord, upon notice from Tenant and at Landlord's expense, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.

    13. NONWAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord or its agents from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the, giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment and acceptance of payment of rent shall not waive or affect said notice, suit or judgment.

    14. CONDEMNATION. In the event that the whole of the Premises shall be lawfully condemned or taken for a public or quasi-public use, this Lease shall terminate as of the date that possession is to be surrendered to the condemnor or taking authority. In the event that there shall be a lawful condemnation or taking for any public or quasi-public use of any part of the Building, without there being condemned or taken all of the Premises, then, at the option of Landlord, exercisable by notice given to Tenant not later than 90 days after the date upon which Landlord receives notice of the taking or condemnation, this Lease shall terminate as of the date that possession of the Premises taken is required to be surrendered to the condemnor or taking authority. In the event of any such taking or condemnation of all or any part of the Premises or of all or any part of the Property, tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such taking or condemnation; and all rights of Tenant to damages therefore are hereby assigned by Tenant to Landlord and Tenant shall have no claim against Landlord or the condemnor for the value of the unexpired term of this Lease. However, the foregoing provisions of this section shall not be construed to deprive Tenant of the right to claim and receive payment from the condemnor or taking authority for moving the value of Tenant's trade fixtures, business dislocation damages and related expenses as long as such claim or the payment thereof does not reduce the award which Landlord would otherwise be entitled to receive. In the event of any such taking or condemnation of part of the Premises, the Base Rent, the Tax Adjustment and the Operating Expense Adjustment shall be proportionately reduced from the date that possession is required to be surrendered to the condemnor or taking authority.

    15.    ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld in the case of an assignment or subletting), (i) assign, convey or mortgage this Lease or any interest hereunder except to an Affiliate (hereinafter defined) who is not a Prohibited Entity (hereinafter defined); (ii) suffer to occur or permit to exist any assignment of this Lease to an entity which is not an Affiliate ("Non-Affiliate"), or any lien upon Tenant's interest hereunder, whether voluntarily, involuntarily or by operation of law; (iii) sublet the Premises or any part thereof to a Non-Affiliate; (iv) permit the use of the Premises by any parties other than Tenant, its Affiliates and their respective employees. Any such action on the part of Tenant without Landlord's consent, shall be void and of no effect. Landlord's consent to any assignment, subletting or transfer or any assignment, subletting or transfer permitted in this Paragraph 15, or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or other act or occurrence requiring Landlord's consent shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting or act or occurrence requiring Landlord's consent. Without limitation of the circumstances in which Landlord's withholding of consent to an assignment or subletting shall not be unreasonable, it shall not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of the proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business to be not consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building, or if in Landlord's reasonable judgment the assignment or subletting will have financial consequences adverse to Landlord's interest, or if the proposed assignee or subtenant is a Prohibited Entity. Notwithstanding any provision contained in this Paragraph 15 to the contrary, Tenant shall not be required to deliver notice of any assignment or sublet to an Affiliate prior to such assignment or sublet.

         (b) At least 20 business days prior to any proposed subletting or assignment to a Non-Affiliate, Tenant shall submit to Landlord a statement seeking Landlord's consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment (including, without limitation, the date upon which the assignee or subtenant is to take possession) and such financial and other information with respect to the proposed assignee or subtenant as Landlord reasonably may request. Landlord shall indicate its consent or non-consent within six (6) business days of its receipt of said statement. Tenant shall notify Landlord in writing of any subletting or assignment to an Affiliate, Tenant shall submit to Landlord a statement containing the name, address and affiliation of the proposed subtenant or assignee to the Tenant, the terms of the proposed sublease or assignment and financial and other information with respect to the proposed assignee or subtenant as Landlord may reasonably request.

         (c) Contemporaneously with any request or proposal by tenant to sublet or assign any part of this Lease, Tenant shall pay all costs, including reasonable attorneys' fees, incurred by Landlord or anticipated to be incurred by Landlord, in connection with Landlord's investigation of any financial or other information of the proposed assignee or subtenant all of such costs will in no event exceed $500. Landlord may require that all or a portion of the costs or anticipated costs be paid in advance by Tenant. The payment of such costs shall not obligate Landlord in any way to consent to any proposed assignment or subletting nor shall the amount of costs paid by Tenant be applied or used as a set-off to any amounts due or to become due by Tenant to Landlord.

         (d) In addition to withholding its consent, Landlord shall have the additional right, exercisable within such 30 day period, to terminate this Lease in its entirety (where Tenant seeks to assign this Lease or sublet the entire Premises to a Non-Affiliate) or as to that portion of the Premises which Tenant seeks to sublet (where Tenant seeks to sublet only a portion of the Premises to a Non-Affiliate for a term exceeding two (2) years at a time when the remaining Term of the Lease is three (3) years or more). Landlord may exercise such right to terminate by giving written notice to Tenant it any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, (i) the termination shall be effective as of such date as Landlord may specify in its notice which shall not be later than the later of [A] the proposed date for possession by such Non-Affiliate assignee or subtenant, or [B] ninety (90) days after the date of Landlord's notice of termination to Tenant and (ii) as of the effective date of such termination Tenant shall have no further liability under this Lease with respect to that portion of the Premises which is the subject of such termination.

         (e) If Landlord fails to exercise its termination right and its right to withhold its consent as set forth in the preceding subsections, Tenant shall pay to Landlord fifty percent (50%) of all profit derived by Tenant from the assignment or sublease ("Sublease Profit"). The Tenant shall not be required to pay any Sublease Profit derived by Tenant from an assignment or sublease with an Affiliate. In determining Sublease Profit the Tenant shall only be permitted to deduct (i) leasing commissions and brokerage fees paid by Tenant and (ii) any other reasonable out-of-pocket costs paid by Tenant and which are directly attributable to such assignment or sublease. Whenever requested by Landlord, Tenant shall furnish Landlord with a statement, certified by an authorized officer of Tenant as true, correct and complete, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment or sublease less the costs described above shall be deemed an item of such profit. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other earlier time as Tenant shall realize its profits from such assignment or sublease.

         (f) For the purposes of this Lease, the following terms shall have the following meanings:

                   (i) "Affiliate" shall mean [A] any person or entity which, directly or indirectly, controls Tenant or is controlled by Tenant or is under common control with Tenant, [B] any Successor to Tenant by merger, consolidation or other operation of law, [C] any person or entity to whom all or substantially all of tile assets of Tenant are conveyed or [D] any person or entity purchasing the business which Tenant conducts at the Premises.

                   (ii) "Prohibited Entity", unless otherwise agreed in writing by Landlord, shall mean [A] a governmental or a governmental subdivision, instrumentality or agency, [B] a school, college or university, [C] an employment, recruitment or temporary help service or agency, [D] a collection agency, or [E] any entity or an affiliate thereof which has previously defaulted in the performance of its obligations under a lease concerning any portion of the Building or any building located within the Denver Place complex known and numbered as 999 - 18th Street, Denver, Colorado 80202 (collectively the "Complex"). An insurance agency (other than Alexander & Alexander, Inc.) shall be deemed to be a Prohibited Entity if such insurance agency (x) subleases or occupies any floor of the Building leased to or occupied by Alexander & Alexander Inc., (y) subleases or occupies any portion of the 29th through 31st floors of the Building or (z) subleases or occupies more than 12,000 square feet of rentable area in the Building.

    16. HOLDOVER. If the Tenant or any person claiming through the Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of the Term and if Landlord shall consent to such continuation of possession, such possession shall be (unless the parties hereto shall otherwise have agreed in writing) deemed to be under a month-to-month tenancy which shall continue until either party shall notify the other in writing, at least 30 days prior to the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. Anything contained in the foregoing provisions of this paragraph to the contrary notwithstanding, the rental payable with respect to each such monthly period shall be 150% of the monthly Base Rent and 150% of the monthly Tax Adjustment Amount and of the monthly Expense Adjustment Amount (both calculated in accordance with the provisions of Paragraph 4 hereof) which would have been payable had this Lease been renewed until the end of the calendar year which includes such month on the terms and conditions in effect immediately prior to the expiration or termination of the Term for the first three (3) months of Tenant's holdover and 200% of the monthly Base Rent and 200% of the monthly Tax Adjustment Amount and of the monthly Expense Adjustment Amount (both calculated in accordance with the provisions of Paragraph 4 hereof) which would have been payable had this Lease been renewed until the end of the calendar year which includes each month on the terms and conditions in effect immediately prior to the expiration or termination of the Term for any period after the first three (3) months of Tenant's holdover; and such month-to-month tenancy with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease except as aforesaid. If Tenant or any person claiming through Tenant shall retain possession of the Premises or any part thereof, after the expiration or earlier termination of the term or of Tenant's right of possession, and if such retention shall be without Landlord's consent, Tenant shall pay Landlord (a) for each month or portion thereof during which such possession continues, an amount equal to the rental to be paid for each month pursuant to the foregoing provisions of this paragraph when such possession is with Landlord's consent, plus all other sums which would have been payable hereunder had the term continued during such retention of possession and (b) all other damages sustained by Landlord, whether direct or consequential, by reason of such retention of possession. During any such retention of possession without Landlord's consent, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue. The provisions of this Paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity and applicable to unlawful retention of possession or otherwise.

    17. ESTOPPEL CERTIFICATE. Either party shall from time to time, within ten days after receipt of the other party's request therefore, execute, acknowledge and deliver to the requesting party a written instrument in recordable form (a) certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments) and that this Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold; (ii) the dates to which the Base Rent, additional rent and other charges arising hereunder have been paid, (iii) the amount of any prepaid rents or credits due to Tenant, if any; and (iv) that if applicable, Tenant has entered into occupancy of the Premises; and (b) stating, to the best knowledge of such party, whether or not all conditions under the Lease to be performed by the requesting party prior to the date of such certificate have been satisfied and whether or not the requesting party is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default; and (c) stating any other fact or certifying any other condition reasonably requested by the requesting party or by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein.

    18.    SUBORDINATION.

         (a) This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust, heretofore or hereafter placed by Landlord on the Property or any part thereof and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "mortgage"), all automatically and without the necessity of any further act on the part of Tenant to effectuate such subordination. Tenant shall, at the request of the holder of any such mortgage, upon foreclosure thereof attorn to such holder. Subject to the provisions of the Rider, Tenant shall also execute, acknowledge and deliver, within 15 days after Tenant's receipt of demand from Landlord or such holder, such other instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the lien of any such mortgage, and such other instrument or instruments of attornment, as shall be desired by such holder. Notwithstanding the foregoing provisions of this Paragraph 18(a) as a condition precedent to Tenant's attornment and subordination to the lien of any mortgage or deed of trust hereafter placed by Landlord on the Property or any portion thereof, the holder of any such mortgage or deed of trust shall agree in writing not to disturb Tenant's rights under this Lease provided Tenant is not in default in the performance of its obligations hereunder.

         (b) Anything contained in the foregoing provisions of this Paragraph to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to this Lease, without the necessity of obtaining Tenant's consent, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery or recordation and/or the date of commencement of Tenant's possession, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

         (c) If Landlord is or becomes lessee of premises of which the Premises are a part, Tenant agrees that, automatically and without the necessity of any further act, Tenant's possession shall be as a subtenant and shall be subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (which lessor, its heirs, personal representatives, successors and assigns, or any of them, is hereinafter called "Paramount Lessor"), but notwithstanding the foregoing, if Landlord's tenancy shall terminate by expiration, by forfeiture or otherwise, then Tenant hereby agrees, upon request of Paramount Lessor, to attorn to Paramount Lessor, and to recognize such lessor as Tenant's landlord for the balance of the term of this lease and any extensions or renewals hereof. Tenant shall execute, acknowledge and deliver, upon demand by Landlord or Paramount Lessor, such other instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interest of such lessor, and such other instrument or instruments of attornment, as shall be prescribed by such lessor. As a condition precedent to the foregoing subordination and attornment under this Paragraph 18(c), any Paramount Lessor shall agree in writing not to disturb Tenant's rights under this Lease provided Tenant is not in default in the performance of its obligations hereunder after the expiration of applicable notice and cure periods.

    19. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

         (a) to change the Building's name or street address provided Tenant is notified at least 60 days prior to any such change;

         (b) to install, affix and maintain any and all signs on the exterior and on the interior of the Building;

         (c) to decorate or to make changes, repairs, alterations, additions, or improvements, whether structural or otherwise (including alterations in the configuration of, and elimination of, any common areas), in and about the Building and Property or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities; but Landlord shall endeavor to perform any such work in or about the Premises so as to cause the minimum inconvenience to Tenant practicable under the circumstances and shall use reasonable efforts to perform such work in or about the Building in such a manner as to ensure continued access to the Premises and the availability of the common areas (including the Parking Garage);

         (d) to reasonably designate and reasonably approve all window coverings used in the Building;

         (e) to approve, disapprove or restrict the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Tenant's movements of property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises provided that any such requirement shall be made generally applicable to all tenants, not just Tenant;

         (f) to establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours;

         (g) to regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators;

         (h) to show the Premises to prospective tenants at reasonable business hours upon reasonable prior oral notice to Tenant during the last twelve months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy;

         (i) to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations, provided Landlord takes reasonable efforts to minimize the interference with Tenant's use and enjoyment and access of the Premises; and

         (j) to enter the Premises at any reasonable time upon reasonable prior oral notice (except in an emergency when no notice shall be required) to inspect the Premises.

    20. RULES AND REGULATIONS. Tenant shall, and shall cause all of its subtenants and occupants, its and their agents, and employees, and shall use reasonable efforts to cause all of its invitees and licensees to, observe faithfully, and comply with, the rules and regulations attached to this Lease as Exhibit "B", as they may be reasonably supplemented and reasonably revised by Landlord from time to time, and such other reasonable rules and regulations promulgated from time to time by Landlord, as in the Landlord's reasonable judgment may be desirable for the safety, care and cleanliness of the Building and the Premises, or for the preservation of good order therein. Landlord shall not be liable to Tenant for violation of such rules and regulations by, or for Landlord's failure to enforce the same against, any other tenant, its subtenants and occupants and its and their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant's covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of any rent under this Lease.

    21.  REMEDIES.

         (a) If default shall be made in the payment of any rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten days, (for the first two defaults in the payment of rent hereunder Landlord agrees to deliver written notice to Tenant and permit Tenant ten (10) days after delivery of such notice in which to cure such default) or if default shall be made in the observance or performance of any of the other agreements, covenants or conditions in this Lease (or in any other agreement between Landlord and Tenant, including but not limited to the Security Agreement, as hereinafter defined) which Tenant is required to observe and perform and such default shall continue for fifteen (15) days after written notice to Tenant unless such default is not reasonably capable of being cured within such fifteen (15) day period, in which event there shall be a default if Tenant fails to commence such cure within fifteen (15) days or thereafter fails to diligently pursue such cure to completion which shall in no event exceed ninety (90) days, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or

         (b) if Tenant becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of its property, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not dismissed within 60 days after the filing thereof, or if Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant or its stockholders or board of directors or any committee thereof takes any corporate action in contemplation, preparation or furtherance of or for any of the occurrences, steps, procedures, proceedings or other items mentioned in this Paragraph 21(b) or

         (c) if Tenant shall vacate and abandon the Premises for a period of seven days during the Term, Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

              (i) At the option of Landlord, the whole balance of rent, charges and all other sums payable hereunder, whether or not payable as rent, for the entire balance of the Term, and any renewal or extension thereof, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, and also all or any costs and sheriff's, marshall's, constable's or other official's fees and charges, whether chargeable to Landlord or Tenant, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

              (ii) Landlord, by giving written notice to Tenant, may terminate this Lease and the Term, in which event Landlord may immediately repossess the premises by legal proceedings, force or otherwise; and/or

              (iii) Landlord, by giving written notice to Tenant, may terminate Tenant's right of possession and may immediately repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease.

              (iv) After reentry, retaking, repossessing or recovering of the Premises, whether or not Landlord has terminated this Lease, Landlord may, but shall be under no obligation to, relet the same or any portion thereof for such rent and upon such terms as shall be deemed advisable by Landlord; and whether or not the Premises are relet, Tenant shall be liable for any loss of rent for such period as would be the balance of the term of this Lease and any renewals thereof plus the costs and expenses of reentry, retaking, repossession and recovering, and of reletting and of redecorating, remodelling and making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and paid by Tenant to Landlord at the end of each month. Landlord shall (except to the extent required by the terms of subparagraph 21(c)(ix)) in no event have any duty to relet the Premises, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by any failure to relet the Premises or failure to collect the rent from any reletting. Tenant shall not be entitled to any rents received by Landlord in excess of the rents provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 21 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord relets the Premises, such reletting shall not be considered a termination of this Lease unless Landlord has given Tenant a notice wherein Landlord expressly states that this Lease is terminated.

              (v) If Landlord shall terminate this Lease as provided in subparagraph 21(c)(ii) above, Landlord, at its option, shall be entitled to recover as damages the excess, if any, at the time of such termination, of the amount of the Base Rent payable under this lease for the balance of the term of this Lease (including, any extension options which have been exercised) over the then fair rental value of the Premises for the same period, plus all costs and expenses of Landlord caused by Tenant's default, including, but not limited to, reasonable attorney's fees.

              (vi) If any payment of rent or any other sum, or any part of any such payment, to be made by Tenant under the terms of this Lease shall become overdue for a period in excess of five days Tenant shall pay to Landlord
(x) a "late charge" of $.05 for each dollar so overdue, for the purpose of defraying the expense incident to handling such overdue or delinquent payment, and (y) interest on the overdue amount at the Lease Interest Rate (defined below) from the date when such payment was due until the date paid, but in no event more than the amount or rate which is the maximum amount or rate Landlord may lawfully charge in respect of Tenant in such circumstances under applicable law. The "Lease Interest Rate" shall mean the greater of 18% per annum or such variable rate which is from time to time equal to 3% above the prime rate as stated by Colorado National Bank, Denver, Colorado or its successor, or, in the absence of there being a successor to Colorado National Bank, by such other bank having an office in the City of Denver, as Landlord may from time to time select. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant by reason of Landlord's accepting any such late charge or interest; the right to collect a late charge and interest is separate and apart from any other rights or remedies of Landlord after default by Tenant.

              (vii) Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord may (but shall not be obligated to), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at the Lease Interest Rate from the dates of Landlord's incurring of costs or expenses.

              (viii) All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of term, covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

              (ix) Notwithstanding anything in this Paragraph 21 or any other provision of this Lease to the contrary, this Lease shall not be terminated by service upon Tenant of a notice from Landlord demanding payment of rent or possession of the Premises following default by Tenant, or by any action of Tenant to vacate the Premises following receipt of such a notice, unless the notice served by Landlord includes a statement expressly terminating this Lease. Further, Landlord reserves the right to receive payment of all unaccrued rent for the balance of the Term originally contemplated under Paragraph 1 of this Lease (and any extensions or renewals thereof to which Tenant shall have become bound) following service of such a notice for payment or possession, or a notice terminating this Lease for Tenant's default. No provision contained in this Paragraph 21 shall be construed or interpreted as negating or waiving Landlord's obligation to mitigate its damages to the extent required by the laws of the State of Colorado.

    22. EXPENSES OF ENFORCEMENT. Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred by Landlord, whether or not suit is brought, in enforcing Tenant's obligations hereunder or in collecting any amounts due from Tenant or any subtenant or assignee hereof or in enforcing any provision of this Lease or in any litigation, negotiation or transaction in which Tenant causes Landlord without the Landlord's fault to become involved or concerned or in reletting the Premises or any portion thereof after default by Tenant. Landlord and Tenant further agree that in the event any legal action or proceeding is commenced to enforce the obligations set forth in this Lease, the prevailing party shall be entitled to an award of all reasonable costs and expenses including, but not limited to, reasonable attorneys' fees.

    23. COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the rent, charges for services and other payments herein reserved or required and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises free from interference by Landlord or any person claiming by, from or under Landlord, subject, however, to the terms, covenants, conditions, provisions and agreements hereof.

    24. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of $62,000.00 (hereinafter referred to as "Deposit"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral and Landlord may co-mingle the collateral with any other funds of Landlord.

         If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Deposit for the payment of
(a) any rent or other sums of money which Tenant may not have paid when due, (b) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (c) any damages which Landlord may sustain or sums which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph
21. The use, application or retention of the Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten days after the written demand therefore is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Deposit to its original amount.

    If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Deposit, or any balance thereof, shall be returned to Tenant without interest within 30 days after the expiration of the Term or within 30 days after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Deposit, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Deposit. In such event, upon the return of the Deposit, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Paragraph 24 or otherwise with respect to the Deposit.

    Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Deposit to the transferee or mortgagee. Upon written acknowledgment of transferee's or mortgagee's receipt of such Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Deposit.

    The Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

    25. REAL ESTATE BROKER. Tenant represents that Tenant has dealt with (and only with) Spectrum Realty Advisors, John Bitzer, as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, for a commission or other compensation in connection with this Lease, made by any broker or finder other than the broker named above who claims to have dealt with or communicated to Tenant in connection with this Lease, provided that Landlord has not in fact retained such broker or finder.

    26.  MISCELLANEOUS.

         (a) RIGHTS CUMULATIVE. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law, in equity or otherwise.

         (b) CAPTIONS AND USAGE. The titles appearing in connection with the various sections and paragraphs of this lease are for convenience only; they are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein (i) the term "person" shall be deemed to include a natural person, a trustee, a corporation, a partnership, a governmental unit and any other form of legal entity; (ii) all usages in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; the use of any gender includes all genders.


         (c) BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of

Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 15 hereof.

         (d) LEASE CONTAINS ALL TERMS. There are no promises, representations, warranties or undertakings by, or binding upon, Landlord with respect to the Building, the Premises or the Real Property, including, but not limited to, any with regard to alteration, remodeling, redecorating or installation of equipment or fixtures in the Premises, except those, if any, that are expressly set forth in this Lease. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

         (e) SUBMISSION OF LEASE. Submission of this Lease by Landlord for execution by Tenant, or Tenant's execution hereof without Landlord's prior or simultaneous execution, shall not bind Landlord in any manner, and no binding Lease or obligation of the Landlord shall arise until Lease is signed by both Landlord and Tenant and delivery is made to each.

         (f) NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

         (g) MODIFICATION OF LEASE. If any lender requires, as a condition to its lending funds, the repayment of which is to be secured by a mortgage or trust deed on the Property or any part thereof, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications,

         (h)  SUBSTITUTION OF OTHER PREMISES.  INTENTIONALLY DELETED

         (i) TRANSFER OF LANDLORD'S INTEREST. Notwithstanding anything contained herein to the contrary, Tenant agrees that neither Landlord nor any partner in Landlord, nor any other person having any interest, direct or indirect, immediate or more removed than immediate, in Landlord, shall have any personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Property for the satisfaction of Tenant's remedies, including without limitation, the collection of any judgment or the enforcement of other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Property, and no other assets of Landlord or its partners, or of any other aforesaid person having an interest in Landlord, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. Without limitation of the foregoing, upon each transfer of the Building and the Landlord's interest in this Lease, the transferor shall automatically be released from all liability and obligations under this Lease.

         (j) RECORDING; SHORT FORM MEMO. This Lease shall not be recorded by Tenant. If it is recorded by Tenant, Landlord shall have the right to terminate this Lease as of the date of recording or thereafter and Landlord shall have all rights and remedies provided in the case of default by Tenant hereunder. If requested by Landlord, Tenant shall execute, in recordable form, a short form memorandum of lease that may, at Landlord's option, be placed of record: In addition, if requested by Landlord, Tenant shall execute a memorandum of lease to be filed with the Colorado Department of Revenue, on such form as may be prescribed by said Department, within ten days after the execution of this Lease, or any other such memorandum, so that the Landlord may avail itself of the provision of statutes such as C.R.S. 1973 39-22-604(7)(c),

         (k) COVENANTS AND CONDITIONS. All of the covenants of Tenant hereunder shall be deemed and construed to also be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.
Tenant's covenants to pay rent are independent of any other covenant, agreement, term or condition of this Lease.

         (l) APPLICATION OF PAYMENTS, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion, may elect.

         (m) SECURITY INTEREST IN TENANT'S PERSONAL PROPERTY AND ADDITIONAL SECURITY.

              (i) As security for the payment of all rent and other sums becoming due under this Lease and the performance of all of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in all improvements, equipment and other personal property of Tenant situated on or in the Premises. Such security interest shall at all times be subordinate to any purchase money finance relating to such improvements, equipment and other personal property. Tenant agrees at the time of the execution of this Lease to execute and deliver a Security Agreement ("Security Agreement") in the form and content of Exhibit "E" attached hereto and accompanying financing statement. Tenant's failure to comply with any of the terms of the Security Agreement shall constitute a default under this Lease. Tenant within 15 days after request therefore made from time to time by Landlord shall execute such additional documents as Landlord may reasonably request in order to evidence and perfect Landlord's security interest; provided, however, that Landlord agrees not to perfect its security interest unless and until Tenant is in default under this Lease. If Tenant is in default under this Lease, such improvements, equipment and other personal property shall not be removed from the Premises without the prior written consent of Landlord. Upon any default by Tenant under this Lease, Landlord may exercise any and all rights of a secured party under the Colorado Uniform Commercial Code.

              (ii) Upon the execution of this Lease, Tenant shall collaterally assign, endorse and deliver to Landlord a three month United States Treasury Bill(s) in the aggregate amount of $250,000 (hereinafter referred to together with any replacement thereof as the "Treasury Bill(s)"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply, or retain in whole or any part of the proceeds from the Treasury Bill(s) ("Treasury Bill(s) Proceeds") for the payment of (a) any rent or other sums of money which Tenant may not have paid when due, (b) any sum expanded by Landlord oil Tenant's behalf in accordance with the provisions of this Lease, and/or (c) any damages which Landlord may sustain or sums which Landlord may extend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph 21. The use, application or retention of the Treasury Bill(s) Proceeds, or any portion thereof, by Landlord, shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Treasury Bill(s) or the Treasury Bill(s) Proceeds) and shall not operate as a limitation or any recovery to which Landlord may otherwise be entitled. If Tenant shall fully, faithfully and timely comply with all of the provisions of this Lease for one
(1) year following the Commencement Date, Tenant shall be permitted to replace the Treasury Bill(s) with three month United States Treasury Bill(s) in the aggregate amount of $150,000, and if the Tenant shall fully, faithfully and timely comply with all the provisions of this Lease during each six month period thereafter, Tenant shall be permitted to replace the Treasury Bill(s) then held by the Landlord with three month United States Treasury Bill(s) in an amount which is, in the aggregate, $50,000 less than the aggregate amount of the Treasury Bill(s) then held by the Landlord. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Treasury Bill(s) or Treasury Bill(s) Proceeds, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Treasury Bill(s) or the Treasury Bill(s) Proceeds. In such event, upon return of the Treasury Bill(s) or such portion of the Treasury Bill(s) Proceeds to the original Tenant, Landlord shall be completely relieved of liability under this subparagraph 26(m)(ii) or otherwise with respect to the Treasury Bill(s) or any portion of the Treasury Bill(s) Proceeds. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Treasury Bill(s) or the Treasury Bill(s) Proceeds to the transferee or mortgagee. Upon written acknowledgment of transferee's or mortgagee's receipt of the Treasury Bill(s) or Treasury Bill(s) Proceeds, Landlord shall be released by Tenant from any liability or obligation for return of such Treasury Bill(s) or Treasury Bill(s) Proceeds, and Tenant shall look solely to such transferee or mortgagee for the return of the Treasury Bill(s) or Treasury Bill(s) Proceeds. The Treasury Bill(s) and the Treasury Bill(s) Proceeds shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

         (n) GOVERNING LAW; PARTIAL INVALIDITY. This Lease shall be governed and construed in accordance with the law of the state in which the Premises is located. If any term, provision of condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be, valid and enforceable to the fullest extent possible permitted by law.

         (o)  HAZARDOUS MATERIALS.

              (i) Tenant shall not store highly flammable materials or goods, explosives, perishable foodstuffs, contraband, live animals, materials or goods which emit odors in or upon the Premises. The Tenant covenants that it shall not store, use or possess nor permit the storage, use or possession of any Hazardous Substance (hereinafter defined) upon the Premises.
Hazardous Substance for purposes of this Lease shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.), or any other similar law, rules, regulation or statute concerning the protection of the environment (collectively "Environment Laws"). Tenant hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and defend and save harmless the Landlord and any of its partners, employees and agents from and against any all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suites, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time impose upon, incurred by or asserted or awarded against the Landlord, its partners, agents or employees relating to, resulting from or arising out of Tenant's failure to comply with its obligations under the foregoing paragraph or Tenant's violation of any Environmental Law with respect to its use of the Premises. Notwithstanding any provision contained in this lease to the contrary, the indemnification provisions set forth in this paragraph shall survive any expiration and/or termination of this Lease.

              (ii) Landlord represents to Tenant, to the best of its actual knowledge, that there are no Hazardous Materials (other than office building equipment and cleaning supplies used in accordance with industry standards and governmental requirements) in the Building, and the Landlord shall comply with all statutes, rules, orders, regulations and requirements the federal, state, county and city governments and all departments thereof applicable to the presence, storage, use, maintenance or removal of Hazardous Materials in or about the Building, which presence, storage, use, maintenance or removal is caused or permitted by Landlord. Notwithstanding the foregoing, Tenant shall have the right to use office equipment and cleaning supplies that may be Hazardous Materials, so long as such are used in accordance with industry standards and governmental requirements. In the event the representation contained in this subparagraph becomes materially untrue or incorrect, and the existence of such condition either (y) violates applicable Environmental Laws, or (z) materially and adversely affects the Tenant's use and enjoyment of the Premises, the Landlord shall be permitted thirty (30) days after receipt of written notice from the Tenant to bring the Building into compliance with applicable Environmental Laws to provide reasonable evidence of the same to the Tenant; provided, however, in the event such compliance or registration cannot reasonably be completed or obtained within such thirty (30) days, Landlord will not be in default hereunder provided the Landlord commences such corrective action within said thirty (30) days and diligently pursues the same to completion.

    27.  TELEPHONE AND TELECOMMUNICATIONS SERVICE.

         (a) Tenant acknowledges and agrees that all telephone and telecommunications services ("Telecommunications Services") desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provisions of Telecommunications Services (the "Telecommunications Equipment") shall be and remain solely in the Leased Premises. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant's Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant's Telecommunications Equipment may be connected. Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service.

         (b) Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.

         (c) Any and all Telecommunications Equipment installed in the Premises, or elsewhere in the Building by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant upon the expiration or earlier termination of the Term of this Lease, by Tenant at its sole expense or, at Landlord's election, by Landlord at Tenant's sole expense, with the cost thereof to be paid as Additional Rent under this Lease.

         (d)  If the Telecommunications Equipment is not removed within thirty
(30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunications Equipment, as well as all costs to repair any damage to the Building caused by such removal.

         (e) In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building (a "New Provider"), no such New Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord's sole and absolute discretion. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider. Without limitation of Landlord's right to withhold consent in its sole and absolute discretion, Landlord may refuse to give its approval unless all of the following conditions are satisfied: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the New Provider's provision of its services, including, without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the New Provider, the New Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord, in its sole and absolute discretion, determines to be necessary to protect its financial interests and the interests of the Building related to the proposed activities of the New Provider; (iii) the New Provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, in its sole and absolute discretion, to be necessary to protect the interest of the Building, the tenants in the Building and Landlord; (iv) Landlord determines, in its sole and absolute discretion, that there is sufficient space in the Building for the placement of all of the New Provider's equipment and materials; (v) Landlord receives from the New Provider such compensation as is determined by the Landlord, in its sole and absolute discretion, to compensate it for space used in the Building for the storage and maintenance of the New Provider's equipment, for the fair market value of the New Provider's access to the Building, and any costs which may be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the New Provider, the form and content of which are satisfactory to Landlord in its sole and absolute discretion.

         (f) Notwithstanding any provision of the preceding subsection to the contrary, the refusal of Landlord the grant its approval to any New Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease, and in no event shall Tenant have the right to terminate this Lease or claim entitlement to rent abatement for Landlord's refusal to grant Tenant's request for approval of a New Provider. The provisions of this Section 27 may be enforced solely by Tenant and Landlord and are not for the benefit of any other party. Specifically, but without limitation, no telephone or telecommunications provider is intended to be, nor shall be deemed, a third party beneficiary of this Lease.

         (g) Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Leased Premises or the Building, without Landlord' prior written consent. Such consent shall be granted only in the sole and absolute discretion of the Landlord, and shall be shall conditioned in such a manner, in Landlord's sole and absolute discretion, so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein.

    28. NOTICES. All notices to be given under this Lease shall be in writing and delivered personally or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

    If to Landlord:

              Amerimar Realty Management Co.-Colorado
              999 - 18th Street, Suite 1000
              Denver, Colorado 80202

    With a copy to:

              Denver-Stellar Associates Limited Partnership
              210 W. Rittenhouse Square, Suite 2000
              Philadelphia, Pennsylvania 19103

or to such other person or such other address designed by notice sent by Landlord or Tenant.

    If to Tenant:

              At the address set forth at the beginning of this Lease,

and after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord; it being agreed that if Tenant shall vacate the

Premises, notices to Tenant thereafter shall nevertheless be properly given if addressed to Tenant at the Premises unless and until another address is designated by Tenant by notice to Landlord.

         Notice by mail shall be deemed to have been given when deposited in the United States mail as aforesaid.

    29.  TIME IS OF THE ESSENCE.  Time is of the essence hereof.

         IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Agreement of lease as of the day and year first above written.


                                       LANDLORD:

                                       DENVER-STELLAR ASSOCIATES
                                       LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

                                       By:  Amerimar Realty Management Co. -
                                            Colorado

                                            By:  Amerimar Realty Management-
                                                 Pennsylvania, its general
                                                 partner

                                                 By:  ARC-Management
                                                      Company, its general
                                                      partner

                                       By: /s/ David G. Marshall
                                          -------------------------------------
                                            David G. Marshall, President


                                       TENANT:

                                       ROCKY MOUNTAIN INTERNET, INC.,
                                       a Delaware corporation

                                       By: /s/ illegible
                                          -------------------------------------
                                                           Authorized Signature

                                       ADDENDUM



    THIS ADDENDUM, made as of the 17th day of September, 1996, is between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation ("Tenant"). Landlord and Tenant have executed simultaneously with this Addendum that certain Denver Place Office Lease (the "Lease") pertaining to certain space in the building commonly known as Denver Place and located at 1099 Eighteenth Street, Denver, Colorado. In the event of any conflict between the provisions of this Addendum and the provisions of the other portions of the lease, the provisions of this Addendum shall control. The capitalized terms used herein and not defined herein shall have the same meanings used in the other portions of the Lease. Landlord and Tenant hereby agree that the Lease is amended and supplemented as follows:

    30.  COMPLETION OF PREMISES.

    (a) Landlord shall, at its own cost and expense, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the space plan prepared by Waring McLaughlin, Inc. dated July 22, 1996 (such work being herein called "Landlord's Work"). Landlord reserves the right, however:
(i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of constriction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Layout Plans).

    (b) If Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this lease) fail to make available to Tenant possession of the Premises on or before the Commencement Date or any other date, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Under such circumstances, Tenant's obligations to pay Base Rent and Tenant's Share of Operating Expenses shall not commence until Landlord makes possession available; and such failure to make available to Tenant possession of the Premises on or before the Commencement Date or any other date or to timely complete any work, shall not in any other way affect the validity or continuance of this Lease, nor the Term or the obligations of Tenant hereunder. Such deferral of rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of rent, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Tenant Delay") including, without limitation, (a) any delay which is caused by changes in the work to be performed by Landlord in readying the Premises for Tenant's occupancy, (b) any delay, not caused by Landlord, in furnishing materials or procuring labor required to be furnished or procured for the completion of the Premises, or (c) any delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or (d) any delay which is caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within 10 days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the Premises resulting from any Tenant Delay. Notwithstanding any provision contained in this Paragraph 30(b) to the contrary, in the event the Premises are not Ready for Occupancy on or before February 15, 1997, for reasons other than a Tenant Delay, Tenant shall have the right to elect to terminate the Lease upon delivery of written notice to Landlord at any time after February 15, 1997 and prior to the Premises being Ready for Occupancy. "Ready for Occupancy" shall mean the date on which Landlord has obtained a certificate or approval from the City and County of Denver permitting Tenant's occupancy of the Premises. After Landlord's Work has been substantially completed, Landlord shall give Tenant not less than five (5) days written notice of the date on which Landlord anticipates that the Premises will be Ready for Occupancy so that Tenant can schedule inspection of the Premises and Tenant's move. Within ten
(10) days after the date the Premises are Ready for Occupancy Tenant and Landlord shall prepare a mutually agreed upon list ("Punch List") of items of the Landlord's Work which need to be corrected or repaired. Landlord agrees to correct the items set forth on the Punch List within thirty (30) days after the Punch List has been prepared.

    31. RENEWAL OPTION. Tenant shall have the option to renew ("Renewal Option") the term of the Lease for one (1) additional term of five (5) years ("Renewal Term"), commencing upon the expiration of the initial term of this lease, on the condition that Tenant is not in material default of any of its monetary obligations or other material obligations under this Lease at the time Tenant gives notice of exercise of its Renewal Option or at the time of commencement of the Renewal Term. Such renewal shall be on all of the terms, covenants and conditions of this Lease, except: (i) Tenant shall not have any right to further renewal beyond such additional five-year term; and (ii) the annual Base Rent for the Leased Premises for the Renewal Term shall be at the prevailing market rates for office space in the Building comparable to the Premises at the time the renewal term begins. In no event shall the Base Rent payable for the Renewal Term be less than the Base Rent payable under this Lease immediately prior to the commencement of the Renewal Term. Tenant's Renewal Option shall be exercised only by Tenant giving Landlord written notice of Tenant's election to renew at least six (6) months prior to the end of the initial term of this Lease, time being of the essence with respect to such notice. As of the date the Renewal Term begins, this Lease shall be deemed modified in the manner set forth above, without the necessity of any further agreement or document; provided, however, that either party to this Lease shall, upon request of the other party, execute, acknowledge, and deliver an instrument evidencing such renewal and modification of this Lease.

    32. RIGHT OF FIRST OFFER. Upon and subject to all the terms and conditions set forth in this Paragraph 32, Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") covering approximately 4,137 square feet of rentable area located upon the thirty-first (31st) floor of the Building and which is depicted on EXHIBIT A-1 attached hereto (the "Offer Space"). The Right of First Offer shall be on the following terms and conditions:

    (a) If Landlord shall desire to lease all or any portion of the Offer Space, as evidenced by the initiation of formal negotiations with or the issuance of a proposal to a third party by or on behalf of Landlord covering any portion of the Offer Space, or Landlord's acceptance of a proposal from a third party, Landlord shall first offer to lease such part of the Offer Space (the "Designated Offer Space") to Tenant, by giving written notice to Tenant. Such notice shall specify the date on which the Designated Offer Space is expected to be available for Tenant's lease (the "Scheduled Designated Offer Space Commencement Date"). Within seven (7) business days after Landlord gives Tenant such notice, Tenant shall, by written notice to Landlord (the "Offer Notice"), elect or decline to exercise it Right of First Offer. If Tenant fails to deliver the Offer Notice to Landlord within such period of seven (7) business days, Tenant shall be deemed to have declined to exercise its Right of First Offer. If Tenant declines or is deemed to have declined to exercise its Right of First Offer, Landlord thereafter shall have the right to lease such Designated Offer Space to any party upon such terms and conditions and for such period or successive period of time as Landlord, in its sole discretion, shall determine. Notwithstanding the foregoing, Tenant shall have no right to exercise the Right of First Offer (and, at Landlord's option, any previous exercise of the Right of First Offer shall be null and void) if at the time Tenant first attempts to exercise the Right of First Offer, or at any time thereafter until the Designated Offer Space has been added to the Premises, Tenant is in material default of any of its monetary obligations or other material obligations under this Lease. Tenant's Right of First Offer shall be subject and subordinate to any renewal rights, expansion options, rights of first refusal, rights of first offer and similar rights previously granted by Landlord to any other tenant or which are subsequently granted by the Landlord to a tenant leasing any Offer Space, or portion thereof, after the Tenant has declined to exercise its Right of First Offer.

    (b) In the event Tenant exercises the Right of First Offer, Tenant shall deliver to Landlord the Tenant's proposed layout plans and specifications for such Designated Offer Space within twenty (20) business days after delivery of the Offer Notice. Upon the Offer Notice being given and within such time as Landlord reasonably determines is necessary to complete such Designated Offer Space for occupancy, Landlord shall cause such Designated Offer Space to be improved and completed in a manner consistent with the Tenant's layout plans and specifications for such Designated Offer Space (the "Designated Offer Space Improvements"). The "Commencement Date" with respect to the Designated Offer Space ("Designated Offer Space Commencement Date") shall be deemed to be that date which is the later of the Scheduled Designated Offer Space Commencement Date or the first business day after the substantial completion of the Designated Offer Space Improvements.

    (c) The Designated Offer Space shall be added to the Premises, for all purposes, as of the Designated Offer Space Commencement Date for the balance of the Term of this Lease and subject to and upon the following economic terms and all of the other terms, covenants and conditions of this Lease, except that:

         (i) the annual Base Rent which shall be at the prevailing market rates for office space in the Building comparable to the Premises at the time of the Designated Offer Space Commencement Date. In no event shall the Base Rent payable for the Designated Offer Space be less than the Base Rent payable under this Lease immediately prior to the Designated Offer Space Commencement Date on a per square foot of rentable area basis.

         (ii) Tenant's Proportionate Share shall be increased to a new percentage, calculated in accordance with the provisions of the Lease by increasing the rentable area of the Premises by the number of square feet comprising the rentable area of such Designated Offer Space. Tenant's obligation to pay Base Rent and the additional rent calculated pursuant to the Lease for the Designated Offer Space shall commence on the Designated Offer Space Commencement Date. Upon addition of the Designated Offer Space to the Premises, the Lease shall be deemed modified in the manner set forth above without the necessity of any further agreement or document; provided, however, Landlord and Tenant agree to execute, acknowledge and deliver an instrument evidencing such modification of the Lease to be prepared by Landlord.

    33. EMBASSY SUITES CONFERENCE ROOMS. Tenant shall have the option, subject to availability, to use Embassy Suites Hotel and Athletic Club at Denver Place ("Hotel") conference rooms for up to 200 people for a total of twelve
(12) days free of charge to Tenant. Thereafter, Tenant shall have the option to use conference space at tile Hotel at the rate of $1.50 per person, not to be less than $50.00 per day ("Conference Room Rental Rate"), for the remainder of the Term of the Lease. The Conference Room Rental Rate shall include up to 8 hours use of the room plus the use of tables and chairs. Any audio visual equipment or other requirements will be an additional expense to the Tenant.

    34. LANDLORD'S DEFAULT. A "Default by Landlord" shall exist hereunder if Landlord breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Landlord and such breach or failure to comply continues for a period of thirty (30) days after the receipt by Landlord and by the holder of any mortgage or deed of trust covering the Premises, the Real Property or any portion thereof of whose address Tenant has been notified in writing (a "Landlord's Mortgagee"), if any, of a written notice thereof referring to this Paragraph 34 and specifying such failure and requiring it to be remedied, or, if such breach or failure to comply cannot reasonably be cured within such thirty (30) day period, if neither Landlord nor Landlord's Mortgagee, if any, shall in good faith commence to cure such breach or failure to comply within such thirty (30) day period or shall not diligently proceed therewith to completion. In the event of a Default by Landlord, Tenant may, except as otherwise expressly provided in this Lease, bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease. In no event will Landlord be responsible for any consequential or punitive damages incurred by Tenant, including, but not limited to, loss of profits or interruption of business as a result of any Default by Landlord hereunder. Further, Tenant shall have no right to withhold such amounts or offset against rent or any other amounts due under this Lease until after final adjudication by a court of competent jurisdiction and unless the Landlord has failed to post a bond in an amount equal to or greater than the amount due under such final adjudication.

    35.  TENANT'S RIGHT TO USE EXISTING EQUIPMENT.

    (a) Landlord and Tenant acknowledge that a five ton and three ton Libert airconditioning units are currently located in the ceiling area of the Premises ("Existing Airconditioning Units"). Landlord agrees not to rernove the Existing Airconditioning Units and agrees to permit the Tenant to use the Existing Airconditioning Units at Tenant's option, provided that:

         (i) the Existing Airconditioning Units are provided in their "AS IS" condition without any representation or warranty (expressed or implied) concerning their merchantability or fitness for any particular use and/or purpose;

         (ii) Tenant shall comply with the provisions set forth in subparagraph 7(b)(ii) and Paragraph 8 with respect to any alterations or modifications to any of the Existing Airconditioning Units;

         (iii) Tenant shall be solely responsible for the repair and maintenance of the Existing Airconditioning Units;

         (iv) At Landlord's election, Tenant shall remove the Existing Airconditioning Units from the Premises upon the expiration of the Term of the Lease; and

         (v) Tenant shall be required to pay for all electrical energy used in the operation of the Existing Airconditioning Units in accordance with the provisions of subparagraph 7(a)(ii);

    (b) Landlord and Tenant acknowledge that the Premises currently contain computer racking and cabling (collectively "Computer Equipment"). Landlord agrees not to remove the Computer Equipment and Tenant shall be permitted to use the Computer Equipment at its option provided that:

         (i) the Computer Equipment is provided in its "AS IS" condition without any representation or warranty (expressed or implied) concerning their merchantability or fitness for any particular use and/or purpose;

         (ii) Tenant shall comply with the provisions set forth in subparagraph 7(b)(ii) and Paragraph 8 with respect to any alterations or modifications of the Computer Equipment; and

         (iii) Tenant shall be solely responsible for the repair and maintenance of the Computer Equipment; and

         (iv) at Landlord's election, Tenant shall remove the Computer Equipment from the Premises upon the expiration of the Term of the Lease.

    All of the terms and provisions of the Lease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the day and year first above written.


                                       LANDLORD:

                                       DENVER-STELLAR ASSOCIATES
                                       LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

                                       By:  Amerimar Realty Management Co.-
                                            Colorado

                                            By:  Amerimar Realty Management-
                                                 Pennsylvania, its general
                                                 partner

                                            By:  ARC-Management
                                                 Company, its general
                                                 partner

                                       By: /s/ David G. Marshall
                                           -------------------------------------
                                            David G. Marshall, President



                                       TENANT:

                                       ROCKY MOUNTAIN INTERNET, INC.,
                                       a Delaware corporation

                                       By: /s/ illegible
                                          -------------------------------------
                                                              Authorized Agent

                                  E X H I B I T  A-1



                                     [Floor Plan}

                                      EXHIBIT B

                                RULES AND REGULATIONS


    Rules and Regulations, to Lease between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord ("Landlord") and ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation, as tenant ("Tenant"), pertaining to certain space in Denver Place Plaza Tower, 1099 - 18th Street, Denver, Colorado 80202.

    (a) Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

    (b) The use of the name of the Building or of pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord (which shall not be unreasonably withheld), is prohibited.

    (c) Tenant, its subtenants and its and their customers, invitees, licensees, and guests

         (i) shall not obstruct and shall not use for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building;

         (ii) shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord;

         (iii) shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or/that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises;

         (iv) shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease;

         (v)     shall refrain from attempting to adjust any controls;

         (vi) shall not waste, and shall not suffer or permit to be wasted, electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning;

         (vii)   sha11 keep public corridor doors closed;

         (viii) shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord;

         (ix) shall not use rest rooms or water fixtures for any purpose other than that for which they are designed;

         (x) shall not mark upon, paint, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling partitions or floors of the leased Premises or of the Building;

         (xi) shall not unduly obstruct any pipes, conduits and ducts in the Premises; and

         (xii) shall use chair pads, to be furnished by Tenant, under all rolling and ordinary desk chairs in the carpeted areas.

    (d) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

    (e) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

    (f) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, or other work in the Premises.

    (g) Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

         (i)     Cook in the premises;

         (ii) Place vending or dispensing machines of any kind in the Premises; or

         (iii) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form.

         (iv) Use the Premises for lodging or for any immoral or illegal purposes.

         (v) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

         (vi) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

    (h) No furniture shall be placed in front of the building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at Tenant's expense.

    (i)  No animals are allowed in the Building.

    (j) No lock or other security device shall be placed by Tenant on any door in the Building without the Building manager being kept furnished with two of the keys, cards or other means of access therefore. At the termination of its tenancy, Tenant shall promptly deliver to Landlord all keys, entry cards and other means of access to offices, rest rooms and vaults.

    (k) The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other hazardous articles shall not be brought into the Building.

    (l) Electric floor space heaters, humidifiers or A/C fans are not permitted.

    (m) Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

    (n) If any Tenant desires telegraphic, telephonic, computer or other electric connections, Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expenses, and, at Landlord's option, shall be removed at Tenant's expense at the expiration or termination of its Lease.

    (o) Except for the following smoking areas specifically designated by Landlord, the outdoor Plaza level of 1099 - l8th Street, the outdoor areas at the corner of 18th and Champa and 19th and Curtis and the Smoke Haus in the mall, all common areas of the building, including all sidewalks, entries, passages, stairways, elevators, restrooms, lobbies and hallways, shall be non-smoking areas. Tenant shall be responsible to prevent its employees, and agents, visitors, customers and guests from smoking in such common areas and shall use reasonable efforts to prevent its customers and guests from smoking in such common areas.

    (p) During the normal office hours of 6:00 a.m. to 6:00 p.m., Monday through Friday, Tenant and its employees and agents shall observe the building dress code, which requires a neat and clean appearance and prohibits the wearing of cutoffs and ragged, torn, ripped, rent or holey apparel.

    (q) The Landlord reserves the right to modify and make such other and further reasonable rules and regulations as in its judgment may, from time to time, be needful and desirable for the safety, security, care and cleanliness of the Premises and preservation of good order and therein.

                                     EXHIBIT "C"

                                 LEASE TERM AGREEMENT

    THIS AGREEMENT, made as of the __________ Day of ________________________,
1996, between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                      WITNESSETH

    WHEREAS, by Lease (hereinafter called "Lease") made the 17th day of September, 1996, Landlord leased unto Tenant certain premises known as Suite Number 126, located at 1099 Eighteenth Street, Denver, Colorado, for a term of five (5) years, four (4) months and zero (0) days commencing on October 15, 1996, unless sooner terminated or extended as provided therein, and

    WHEREAS, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Expiration Date of the Term to provide for a full term of the Lease of ______ years, _______________ months and ________ days.

    NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

    1. The Term of the Lease commenced on_________________, 19___, and shall continue until_____________________,______, unless sooner terminated or extended as provided therein.

    2. Except as hereby amended, the Lease shall continue in full force and effect.

    3. This Agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       LANDLORD:

                                       DENVER-STELLAR ASSOCIATES
                                       LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

                                       By:  Amerimar Realty Management Co.-
                                            Colorado

                                            By:  Amerimar Realty Management-
                                                 Pennsylvania, its general
                                                 partner

                                                 By:  ARC-Management Company,
                                                      its general partner

                                       By:
                                           -------------------------------------
                                              David G. Marshall, President

                                       TENANT:

                                       ROCKY MOUNTAIN INTERNET, INC.,
                                       a Delaware corporation

                                       By: /s/ illegible
                                          -------------------------------------
                                                                Authorized Agent

                                     EXHIBIT "D"

                                  PARKING AGREEMENT

    DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation, as Tenant, have executed simultaneously with this Agreement a Lease (hereinafter called "Lease") pertaining to certain space at 1099 Eighteenth Street to be occupied by Tenant. In consideration of the mutual covenants herein contained, Landlord and Tenant further agree as follows:

    The Building in which the Premises are located contains a parking garage for the benefit of Tenants and the general public (hereinafter called "Parking Garage"). Landlord does not operate or manage the Parking Garage, but maintains a management agreement with an independent contractor (hereinafter called "Operator") for the management and operation of the Parking Garage. In order to rent parking spaces in the Parking Garage, Tenant must contract separately with the Operator for such rentals. Landlord shall make available for Tenant and Tenant shall have a non-assignable option to rent from the Operator for twenty
(20) parking spaces located in the Denver Place beginning upon occupancy of the Premises and at prevailing market rates charged by the Operator of the Parking Garage; provided, however, that for the first year following the Commencement Date, Tenant shall pay to Landlord as the rental for such parking space on or before the first anniversary of the Commencement Date the product of (i) $115.00 multiplied by (ii) the number of parking spaces reserved by Tenant hereunder multiplied by (iii) the number of months such parking spaces were reserved by Tenant. The parking spaces shall be available for a period expiring thirty (30) days after the Commencement Date of the Lease. Tenant must exercise its option within this period by renting the parking spaces directly from the Operator.

    Except as provided in the paragraph above for the first year following the Commencement Date, the terms and conditions of Tenant's rental shall be governed and fixed solely by the rental agreement between Tenant and Operator, however, Tenant's failure to comply with any term of any such rental agreement shall constitute a default under the Lease. Landlord's holding of parking spaces shall not constitute any assumption of and Tenant hereby releases Landlord from any and all liability with respect to such rentals, and any and all damage, loss or injury with respect to such rentals shall be at the sole risk of Tenant unless otherwise provided by Operator under the rental agreement.

    The provisions of this Agreement supplement but are subject to all provisions of the Lease. Capitalized terms not otherwise defined in this Agreement have the same meaning as the same terms have in the Lease.

                                    LANDLORD:

                                    DENVER-STELLAR ASSOCIATES
                                    LIMITED PARTNERSHIP, a Delaware
                                    limited partnership

                                    By:  Amerimar Realty Management Co.-Colorado

                                         By:  Amerimar Realty Management-
                                              Pennsylvania, its general partner

                                              By:  ARC-Management
                                                   Company, its general
                                                   partner

                                    By: /s/ David G. Marshall
                                       -----------------------------------
                                        David G. Marshall, President

                                    TENANT:

                                    ROCKY MOUNTAIN INTERNET, INC., a
                                    Delaware corporation

                                    By: /s/
                                       ------------------------------------
                                                           Authorized Agent

                                     EXHIBIT "E"

                                  SECURITY AGREEMENT

    THIS SECURITY AGREEMENT, dated as of September 17, 1996, is entered into by and between ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation ("Debtor") and DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Secured Party"). For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

    1.  DEFINITIONS.

         (a) "Lease" means that certain Denver Place Plaza Tower Agreement of Lease dated September 17, 1996 between Debtor as tenant and Secured Party as landlord concerning those premises known as Suite 3000, 1099 - 18th Street, Denver, Colorado 80202 and all amendments thereto.

         (b) "Collateral" means and includes that personal property, furniture, fixtures and equipment owned by Debtor and now or hereafter located upon the Premises, including, but not limited to, those items described on EXHIBIT A attached hereto and incorporated herein by this reference, together with any additions, substitutions, accessions, and replacements hereto and any proceeds therefrom.

         (c) "Security Agreement" means this Security Agreement, either as originally executed or as amended, modified or supplemented from time to time.

         (d) This Security Agreement is delivered pursuant to the Lease and all terms used herein and not defined herein shall have the same meanings as defined in the Lease, the definitions of which are hereby incorporated by this reference.

    2. GRANT OF SECURITY INTEREST. As security for the payment and performance of Debtor's obligations under the Lease, Debtor by this Security Agreement assigns, grants, pledges and transfers to Secured Party a security interest in and to all of the Collateral.

    3. REPRESENTATIONS, WARRANTIES AND COVENANTS. At all times, Debtor represents, warrants and covenants to Secured Party that:

         (a) Its office and place of business is located at Suite 3000, 1099 - 18th Street, Denver, Colorado 80202, and the Collateral shall at all times be kept thereon.

         (b) The Collateral is and at all times shall remain subject only to the lien created hereby and the accompanying financing statement and shall not be subject to any other liens or encumbrances, and Debtor, at its own expense, will defend the Collateral against the claims and demands of all persons other than the Secured Party.

         (c) Debtor shall execute and deliver to Secured Party any financing statements, documents or agreements that Secured Party believes to be necessary or appropriate for the creation, perfection, protection and/or maintenance of any lien contemplated by this Security Agreement.

         (d) The Debtor shall, at Debtor's cost, maintain the Collateral in good order and repair. Debtor shall promptly pay all costs, expenses, and obligations of every kind and nature incurred in connection with the use, maintenance, servicing, repair, or operation of the Collateral which may arise or be payable during the term of this Security Agreement.

         (e) Any insurance proceeds related to the Collateral and received by Debtor shall be reinvested in business assets of a like kind, and shall become part of the Collateral.

         (f) The Debtor is a validly existing corporation in good standing under the laws of the State of Colorado.

    4.   SECURED PARTY'S REMEDIES UPON EVENT OF DEFAULT.

         (a) Upon the Debtor's failure to perform its obligations under the Lease, Secured Party may, at its option, declare any claim for damages under the Lease due and payable and shall have all rights and remedies of a secured party under the Uniform Commercial Code or other applicable law. Any indebtedness declared due under this paragraph 4(a) shall bear interest at the rate of eighteen percent (18 %) per annum.

         (b) To the extent Debtor is required by law to give notice prior to the exercise of such remedies, and in the event that sale or other disposition of non-cash portions of the Collateral is necessary for the satisfaction of the Debtor's obligations five (5) days' prior written notice of the time and place of any public sale of non-cash portions of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made shall be reasonable notice to Debtor.

         (c) Except to the extent prohibited by law, Debtor shall, upon request, pay Secured Party for all expenses, including without limitation reasonable attorneys' fees and legal expenses, which Secured Party may from time to time hereafter reasonably pay or incur: (i) in connection with any effort or action (whether or not litigation is involved) to enforce or defend any of Secured Party's rights under this Security Agreement, the Lease, or (ii) in order to secure title to, or to preserve, or to protect Secured Party's interest in, or to realize upon all or any part of the Collateral, including any sale of non-cash portions of the Collateral as may be required to satisfy the Debtor's obligations.

         (d) Any and all proceeds of the disposition, pursuant to the Code, of the Collateral, or any part thereof, shall be applied in the following order of priority: (i) to pay the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and, to the extent provided for in this Security Agreement and not prohibited by law, the reasonable attorneys' fees and legal expenses incurred by Secured Party; (ii) then to pay any amounts due under the terms of the Lease; and (ii) then any surplus shall be paid in accordance with applicable statutory law or court order to such persons or entities as are entitled thereto.

    5. WAIVER. Failure by secured Party to exercise any right, remedy or option provided for herein, or in the Lease, or in any other present or future agreement between Secured Party and Debtor, or delay by Secured Party in exercising the same, will not operate as a waiver. No waiver by Secured Party will be effective unless it is in writing. The rights and remedies of Secured Party herein are cumulative and not exclusive of any other right or remedy which Secured Party may have. ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS SECURITY AGREEMENT ARE WAIVED BY SECURED PARTY AND DEBTOR.

    6. NOTICES. All notices or demands by either party to the other relating to this Security Agreement shall be in writing and shall be given and deemed received in the manner provided for in the Lease.

    7. GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

    8. CONTROLLING PROVISIONS. In the event any term, provision or condition contained in this Security Agreement is contrary to or conflicts with any term, provision or condition of the Lease, the conflicting term, provision or condition of this Security Agreement shall control and prevail.

    IN WITNESS WHEREOF, the parties to this Security Agreement have caused same to be executed as of the date first set forth above.


                                            DEBTOR:

                                            ROCKY MOUNTAIN INTERNET, INC.,
                                            a Delaware corporation

                                            By: /s/        President & CEO
                                               -------------------------------
                                                                  (Title)










                                          SECURED PARTY:

                                          DENVER-STELLAR ASSOCIATES
                                          LIMITED PARTNERSHIP, a Delaware
                                          limited partnership

                                          By:  Amerimar Realty Management Co.-
                                               Colorado

                                                By:  Amerimar Realty Management
                                                     Pennsylvania, its general
                                                     partner

                                                    By:  ARC-Management
                                                         Company, its general
                                                         partner



                                          By: /s/ David G. Marshall

                                             ----------------------------------
                                             David G. Marshall, President

                                      EXHIBIT A

                              Description OF Collateral


All articles of personal property, furniture, fixtures and equipment and any additions to, substitutions for, changes in or replacements of the whole or any part thereof which now or at any time hereafter are affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Debtor's business at 1099 - 18th Street, Suite 3000, Denver, Colorado 80202 or any portion thereof, including without limitation all computers, printers, computer terminals, keyboards, wordprocessors, monitors, video equipment, file cabinets, filing systems, computer software, furniture, desks, work stations, partitions, credenzas, lamps, tables, chairs, couches, shelving, counters, partitions, window coverings, venetian blinds, light fixtures, drapery rods and brackets, coat hangers, screens, floor coverings, carpets, rugs, plumbing fixtures, dishwashers, ovens, ice boxes, refrigerators, communication systems, telecommunication systems, telephones, copiers, telecopiers, fax machines, cabling, televisions, radios, video recorders, stereos, compact disk players, speakers, wall hangings, artwork, sculptures, electrical appliances, office supplies, frames, mirrors, footstools, ladders, wastebaskets, carts, typewriters, and safes. All of Debtor's right, title and interest, now owned or hereafter acquired, in and to all "proceeds" and "products" (as such terms are defined in Article 9 of the UCC) of the foregoing collateral, and, to the extent not otherwise included herein: (i) any and all proceeds of any insurance, causes and rights of action, settlements thereof, judicial, administrative and arbitration judgments and awards, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the foregoing collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing collateral by any governmental authority; (iii) all claims of the Debtor for losses or damages arising out of or related to or for any breach of any agreement, covenant, representation or warranty or any default under any of the foregoing collateral without limiting any direct or independent rights of the Secured Party with respect to the foregoing collateral); and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing collateral.

                               FIRST AMENDMENT TO LEASE



    THIS FIRST AMENDMENT TO LEASE WITH CONSENT AND REAFFIRMATION BY GUARANTOR ("First Amendment") is made and entered into as of this 18th day of October, 1996, by and between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord"), and ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation (hereinafter called "Tenant").


                                       RECITALS

    A. Landlord and Tenant entered into that certain Denver Place Plaza Tower Agreement of Lease dated as of September 17, 1996 (the "Lease"), pursuant to which Tenant leased approximately 19,489 square feet of rentable area on the 30th floor known as Suite 3000 of the office building known as Denver Place Plaza Tower, located at 1099 18th Street, Denver, Colorado 80202 (the "Building").

    B.   Landlord and Tenant are the sole parties in interest under the Lease.

    C . Tenant and Landlord are desirous of modifying certain provisions of the Lease pertaining to additional security to be provided by Tenant.


                                      AGREEMENT

    NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

    1. ADDITIONAL SECURITY. Subparagraph 26(m)(ii) of the Lease is amended to provide in its entirety as follows:

         (ii)   [A]   As security for the full and faithful performance of
    every provision of this Lease to be performed by Tenant, Tenant shall deposit with Landlord on or before October 21, 1996, an irrevocable transferable demand letter of credit, in the form attached hereto as EXHIBIT A (the "Letter of Credit") or such other form as reasonably agreed to by Landlord, for a twelve (12) month term, from a financial institution acceptable to Landlord, in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Tenant shall cause the Letter of Credit to be renewed annually at least sixty (60) days prior to its expiration. In the event the Letter of Credit is not renewed at least sixty (60) days prior to expiration or replaced or reissued within a reasonably acceptable financial institution within thirty (30) days prior to expiration, Landlord shall be entitled to draw upon the then outstanding Letter of Credit for the entire amount thereof, notwithstanding that Tenant may then be current in the payment of rent under the Lease and no other default has occurred. All amounts drawn shall be held and applied as an addition to the Deposit pursuant to the provisions of Paragraph 24 of this Lease. If for any reason the financial institution will not honor the Letter of Credit in its full amount, then Tenant shall, within ten (10) days of receipt of notice from Landlord, deliver to Landlord a new Letter of Credit with a financial institution reasonably satisfactory to Landlord, on the same terms and conditions as are set forth herein, or certified funds in the amount of the Letter of Credit to be held by Landlord on the same terms as if Landlord had drawn upon the Letter of Credit.

         [B] If Tenant fails to perform any of its obligations hereunder, including, but not limited to, the provisions relating to the payment of rent or if Tenant fails to deliver a new Letter of Credit in accordance with the provisions hereof, then Landlord may draw upon the full amount of the respective Letter of Credit. The proceeds shall be deemed an addition to the Deposit and Landlord may use, apply, or retain all or any part of such proceeds for the payment of (a) any rent or other sums of money which Tenant may not have paid when due, (b) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (c) any damages which Landlord may sustain or sums which Landlord may extend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Promises as provided in Paragraph 21. The use, application or retention of the Letter of Credit or proceeds therefrom, or any portion thereof, by Landlord, shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Letter of Credit or the proceeds therefrom) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Landlord shall not draw upon the Letter of Credit prior to giving Tenant notice of default and opportunity to cure to the extent provided in Paragraph 21 of this Lease, unless the notice and/or cure period extends into the last sixty (60) days of the Letter of Credit, in which event Landlord may immediately make demand upon the Letter of Credit and hold and apply the proceeds as an addition to the Deposit. If any portion of the proceeds of the Letter of Credit is to be used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security held by Landlord to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any proceeds received from Tenant or from the Letter of Credit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.


         [C] Upon expiration of the twelfth (12th) calendar month after the Commencement Date of this Lease, provided Tenant shall have fully, faithfully and timely complied with all the provisions of this Lease, then Tenant may either deliver to Landlord (i) a new letter of credit upon the same terms as set forth herein except the amount of such letter of credit shall be equal to $150,000 or (ii) an additional cash security deposit in the amount of $150,000. Upon expiration of the eighteenth (18th) calendar month after the Commencement Date of this Lease, provided Tenant shall have fully, faithfully and timely complied with all the provisions of this Lease, then Tenant may either deliver to Landlord (i) a new letter of credit upon the same terms as set forth herein except the amount of such letter of credit shall be equal to $100,000 or (ii) an additional cash security deposit in the amount of $100,000. Upon expiration of the twenty-fourth (24th) calendar month after the Commencement Date of this Lease, provided

    Tenant shall have fully, faithfully and timely complied with all the provisions of this Lease, then Tenant may either deliver to Landlord (i) a new letter of credit upon the same terms as set forth herein except the amount of such letter of credit shall be equal to $50,000 or (ii) an additional cash security deposit in the amount of $50,000. Upon expiration of the thirtieth (30th) calendar month after the Commencement Date of this Lease, provided Tenant shall have fully, faithfully and timely complied with all the provisions of this Lease, Tenant shall have no further obligation to deliver a new letter of credit and Landlord agrees to deliver to Tenant any Letter of Credit or proceeds therefrom then held by Landlord.

         [D] In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Letter of Credit or proceeds therefrom, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Letter of Credit or proceeds therefrom. In such event, upon return of the Letter of Credit or proceeds therefrom to the original Tenant, Landlord shall be completely relieved of liability under this subparagraph 26(m)(ii) or otherwise with respect to the Letter of Credit or proceeds therefrom. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit or the proceeds therefrom to the transferee or mortgagee. Upon written acknowledgment of transferee's or mortgagee's receipt of the Letter of Credit or proceeds therefrom, Landlord shall be released by Tenant from any liability or obligation for return of such Letter of Credit or proceeds therefrom, and Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit or proceeds therefrom. The Letter of Credit and the proceeds therefrom shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

    2. BINDING EFFECT. This First Amendment becomes effective only upon the execution by Landlord and Tenant.

    3. CONFLICT. If there is any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall govern. Except as herein specifically set forth, all of the provisions of the Lease shall remain in full force and effect and be binding upon the parties hereto.

    4. DEFINITIONS. All capitalized terms used herein, but not defined herein, shall have the same meanings given to such terms in the Lease unless otherwise indicated.

    IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment to Lease as of the day and year first above written.


                                       LANDLORD:

                                       DENVER-STELLAR ASSOCIATES
                                       LIMITED PARTNERSHIP, a Delaware
                                       limited partnership

                                       By:  Amerimar Realty Management Co.-
                                            Colorado

                                            By:  Amerimar Realty Management-
                                                 Pennsylvania, its general
                                                 partner

                                                 By:  ARC-Management
                                                      Company, its general
                                                      partner

                                       By: /s/ David G. Marshall
                                          -----------------------------------
                                          David G. Marshall, President

                                       TENANT:

                                       ROCKY MOUNTAIN INTERNET, INC.,
                                       a Delaware corporation

                                       By: /s/
                                          -----------------------------------
                                                         Authorized Signature